UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

GoPro, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 23, 2024
Dear Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of GoPro, Inc., which will be held virtually on Tuesday, June 4, 2024 at 11:30 a.m. (Pacific Time). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GPRO2024, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting.
The matters expected to be acted upon at the virtual Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet or telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.
We look forward to your attendance at our virtual Annual Meeting.
Sincerely,
Nicholas Woodman
Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON JUNE 4, 2024 AT 11:30 A.M. (PACIFIC TIME):
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxyvote.com

GOPRO, INC.
3025 Clearview Way
San Mateo, California 94402

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of GoPro, Inc. will be held virtually on Tuesday, June 4, 2024, at 11:30 a.m. (Pacific Time). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GPRO2024, where you will be able to listen to the meeting live, submit questions and vote online.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.    To elect seven directors, all of whom are currently serving on our board of directors (the "Board"), each to serve until the next 2025 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Nicholas Woodman	Shaz Kahng	Susan Lyne
Tyrone Ahmad-Taylor	Kenneth Goldman
Peter Gotcher	Alexander Lurie
2.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.
3.     To hold a non-binding, advisory vote on the resolution to approve executive compensation.
4.    To approve an amendment of our Restated Certificate of Incorporation to allow for the exculpation of officers in certain circumstances permitted under law.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
Only stockholders of record at the close of business on April 9, 2024 are entitled to notice of, and to vote at, the virtual meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the virtual meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters.
Your vote as a GoPro, Inc. stockholder is very important. Each share of GoPro Class A common stock that you own represents one vote and each share of GoPro Class B common stock that you own represents ten votes. For questions regarding your stock ownership, contact your brokerage firm or other entity that holds your shares or, if you are a registered holder, our transfer agent, Equiniti Trust Company, LLC, by calling (800) 937-5449, by writing to 6201 15th Avenue, Brooklyn, New York, 11219 or by e-mailing HelpAST@equiniti.com.

By Order of the Board of Directors,
Nicholas Woodman
Chief Executive Officer
San Mateo, California
April 23, 2024

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, BY TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

GOPRO, INC.
PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

GOPRO, INC.
3025 Clearview Way
San Mateo, California 94402

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

April 23, 2024
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of GoPro, Inc. (“GoPro”) for use at GoPro’s 2024 Annual Meeting of Stockholders to be held virtually on June 4, 2024, at 11:30 a.m. (Pacific Time) (“Annual Meeting”), and any adjournment or postponement of the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GPRO2024, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting (“Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 23, 2024. GoPro’s annual report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 9, 2024 (“Annual Report”) will be available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient and less costly and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 9, 2024, (“Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 126,040,720 shares of Class A common stock and 26,258,546 shares of Class B common stock outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business under our Amended and Restated Bylaws (“Bylaws”) and Delaware law. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, each holder of shares of our common stock is entitled to one vote for each share of Class A common stock held and ten votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a brokerage firm, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, trustee or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
•Proposal No. 1 – Election of Directors. Each director will be elected by a plurality of the votes cast, which means that the seven individuals nominated for election to the board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or any of the nominees or “WITHHOLD” your vote with respect to one or any of the nominees.
•Proposal No. 2 – Ratification of Appointment of Independent Registered Accounting Firm. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
•Proposal No. 3 - To hold a Non-Binding, Advisory Vote on the resolution to Approve Executive Compensation. Approval on a non-binding, advisory basis of the executive compensation of our Named Executive Officers (“NEOs”) will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

•Proposal No. 4 - Approval of the Amendment of our Restated Certificate of Incorporation to Allow for Exculpation of Officers. Approval of a proposed amendment to our Restated Certificate of Incorporation (“Restated Certificate”) to allow for the exculpation of officers in certain circumstances permitted under law (the “Certificate of Amendment”). The Certificate of Amendment will be approved if holders representing at least two-thirds of the voting-power of the outstanding shares of our Class A common stock and Class B common stock (voting together as a single class) vote "FOR" its approval.
The Effect of Withheld Votes, Broker Non-Votes and Abstentions. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked “abstain.” A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024, without instructions from the beneficial owner of those shares. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. All the other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes, stockholder withholding, and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of the matters voted upon except where brokers can exercise discretion on “routine” matters and Proposal No. 4 which requires approval by holders representing two-thirds of the voting-power of the outstanding shares of our Class A common stock and Class B common stock (voting together as a single class). Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
The board of directors recommends that you vote (i) “FOR” each of the directors named in this Proxy Statement (“Proposal 1”), (ii) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024 (“Proposal 2”), (iii) “FOR” the approval of the compensation of our Named Executive Officers (“Proposal 3”), and (iv) “FOR” the approval of the Certificate of Amendment ("Proposal 4").
None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated and as referenced in Proposal 4.

Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•Vote via the Annual Meeting website - any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/GPRO2024, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 11:30 a.m. (Pacific Time) on June 4, 2024. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;

•Vote via telephone or Internet - in order to do so, please follow the instructions shown on your proxy card; or
•Vote by mail - complete, sign and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.
Votes submitted by telephone or Internet must be received by 11:59 p.m. (Eastern Time) on June 3, 2024. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees as a group to the board of directors, or you may “WITHHOLD” your vote from all nominees as a group or you may either vote "FOR" or "WITHHOLD" for any individual nominee you specify. For Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, this is because your shares are registered in more than one name or are registered in different accounts. To make certain all your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone or the Internet. If voting by mail, please complete, sign and return each proxy card to ensure that all your shares are voted.
Expenses of Soliciting Proxies
GoPro will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, GoPro and its agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, by other similar means, or in person. Following the original mailing of the soliciting materials, GoPro will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, GoPro, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to the Corporate Secretary of GoPro (by any means) a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;

•voting again by telephone or Internet; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed by GoPro with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

Information regarding our Virtual Meeting

You will be able to attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/GPRO2024, where you will be able to vote electronically and submit questions during the meeting.
You will be able submit a question during the Annual Meeting via our virtual stockholder meeting website, www.virtualshareholdermeeting.com/GPRO2024. If your question is properly submitted during the relevant portion of the meeting agenda, our Vice President of Corporate Communications will lead the Q&A session and a response to appropriate questions will be provided during the live webcast. A webcast replay of the 2024 Annual Meeting, including the Q&A session, will also be archived on www.virtualshareholdermeeting.com/GPRO2024.
If we experience technical difficulties during the virtual meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/GPRO2024.
If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
GoPro is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders. Our Board has adopted Corporate Governance Guidelines ("Corporate Governance Guidelines") that set forth the role of our Board, director independence standards, board structure and functions, director selection considerations, and other governance policies. In addition, our Board has adopted written charters for its standing committees (audit, compensation and leadership, and nominating and governance, as well as a Code of Business Conduct and Ethics ("Code")) that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Board generally reviews each of the Corporate Governance Guidelines, the committee charters, and the Code annually and implements changes as appropriate. The Corporate Governance Guidelines, the committee charters, and the Code, and any waivers or amendments to the Code, are all available on our Investor Relations website in the “Corporate Governance” section (https://investor.gopro.com/overview/default.aspx).

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board may choose its chairperson in any way that it considers to be in the best interests of our company. Our Nominating and Governance Committee of our Board ("Nominating Committee") periodically considers the leadership structure of our Board, including the separation of the chairperson and chief executive officer roles and/or appointment of a lead independent director of our Board, and makes such recommendations to our Board as our Nominating Committee deems appropriate. Our Corporate Governance Guidelines also provide that when the positions of chairperson and chief executive officer are held by the same person, the independent directors may designate a “lead independent director” with such responsibilities to include: scheduling and preparing agendas for meetings of the independent directors; serving as a liaison between the chief executive officer and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; ensuring our Board is fulfilling its oversight responsibilities in strategy, risk oversight and succession planning; and performing such other functions and responsibilities as requested by our Board from time to time.

Currently, our Board believes that it is in the best interest of our company and our stockholders for our Chief Executive Officer, Mr. Woodman, to serve as both Chief Executive Officer and Chairman given his knowledge of our company, industry, and strategic vision. Because Mr. Woodman has served and continues to serve in both these roles, our Board appointed Kenneth Goldman to serve as our lead independent director in April 2017. As lead independent director, Mr. Goldman presides over regularly scheduled meetings at which only our independent directors were present to foster open and honest communication, serves as a liaison between the Chairman and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate. Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. Our Board, as a whole, determines the appropriate level of risk for GoPro, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our Board administers this risk management oversight function, the committees of our Board support our Board in discharging its oversight duties and address risks inherent in their respective areas. The Audit Committee of our Board (“Audit Committee”) reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our procedures and related policies with respect to risk assessment and risk management. The Audit Committee also oversees our management of legal, ethics and regulatory compliance programs and risks related to our information technology systems, processes, and procedures, including risks related to cybersecurity and privacy. The compensation and leadership committee ("Compensation Committee") reviews risks and exposures associated with compensation plans and programs, human capital management, management continuity and succession planning. The Nominating Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with our overall governance practices and the leadership structure of the Board (as described above under “Board Leadership Structure”). Our Board is kept informed of each committee’s risk oversights and other activities via regular reports of the committee chairs to the full Board.

Our Board believes that its current leadership structure supports the risk oversight function of our Board by providing for open communication between our management team and our Board. In addition, independent directors chair the various committees involved in assisting with risk oversight, and all directors are involved in the risk oversight function. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Board Oversight of Corporate Social Responsibility ("CSR") Matters

Our Board, through our Nominating Committee, generally oversees CSR matters. The other committees oversee CSR topics related to their respective areas of responsibility. For example, the Compensation Committee has oversight responsibility with respect to GoPro's executive succession planning and human capital management activities including, among other things, matters related to talent management and development, talent acquisition, employee engagement and diversity and inclusion. The management of key non-financial risks and opportunities, such as workforce inclusion and development, and sustainability, are critical components in GoPro’s long-term performance and strategy. Our committees receive regular updates from our management team on CSR efforts related to their respective areas of oversight, and regularly share and discuss such updates with the full Board.

In July 2023, GoPro published its Sustainability Snapshot covering the period of June 30, 2022 through June 30, 2023, which is available in the "Corporate Social Responsibility" section of our website. In the Sustainability Snapshot, we discuss our CSR initiatives and programs, including our sustainability efforts with respect to our environmental footprint, our talented workforce, and our community.

Below we share some of our CSR highlights. Additional information about our CSR initiatives and programs is in the Sustainability Report. Information contained on or connected to Corporate Social Responsibility on our website, including our Sustainability Snapshot, is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing with the SEC.

Environmental

Understanding our Carbon Footprint: In 2023, GoPro completed its first greenhouse gas emission (“GHG”) inventory for Scope 1 and Scope 2 emissions. GoPro's inventory assessment was conducted in accordance with the GHG Protocol Corporate Accounting and Reporting Standard which serves as a key tool for the Company to measure, develop, implement, and track energy efficiency and emissions reduction strategies.

Office Workplace Footprint: GoPro is mindful of the day-to-day consumption of natural resources and as such, its California-based headquarters is LEED Certified and compliant with Energy Efficiency Standards. GoPro strives to minimize energy consumption by outfitting its U.S. offices with high-efficiency lighting, occupancy lighting sensors and maintaining its HVAC schedules to adapt to seasonal and occupancy requirements. Additionally, GoPro is focused on increasing its utilization of California's Clean Energy green power programs.

Social

Human Capital Management: Our Board and the Compensation Committee have responsibility for specific areas of human capital management oversight. The Compensation Committee periodically reviews and discusses with GoPro management the Company’s executive succession planning and human capital management activities including, among other things, matters related to talent management and development, talent acquisition, employee engagement and diversity and inclusion. The full Board annually reviews all of these topics as well. The GoPro management team is responsible for ensuring that GoPro policies and processes reflect and reinforce the Company's desired corporate culture.

Employee Engagement: To gain an understanding of morale and enthusiasm within our global workforce, the Company solicits feedback every six months through an employee survey. The Company utilizes other opportunities to connect with employees via all-hands meetings both virtually and in-person and through various internal platforms to enhance employee engagement. Tracking engagement within the GoPro employee community helps the Company understand what is driving the positive aspects of GoPro culture and where the Company can improve. We believe these efforts to improve our hybrid work environment have positively impacted all employees. In 2023, Outside Magazine and the Outdoor Industry Association recognized GoPro as the No. 1 large employer for its commitment to employee engagement and wellness, following an in-depth exploration of employee benefits, policies, and programs, and an employee survey. In 2023, GoPro was also recognized by Transform, a people-driven thought leadership ecosystem, as that year’s winner of the "Wellness Driver: Mental Health Program of the Year" award. The Transform Awards celebrate the most impactful stories of innovation, creativity, and transformation across the global world of work.

Diversity, Equity, Belonging & Inclusion: GoPro undertakes a multi-faceted approach to creating a sense of belonging for its employees. The Company provides trainings, workshops, events, employee resource groups and speaker series to help increase safe spaces and visibility for people with identities that have been historically marginalized. In addition to GoPro's mandatory sexual harassment prevention and bullying prevention training, new modules were added to help employees recognize and address unconscious bias and microaggressions.

Our Community: In 2015, the Company launched “GoPro for a Cause”, a nonprofit partnership and donation program established to generate awareness for causes that align with GoPro’s core values. Empowering others to tell stories is in the Company's DNA and since the program’s inception, the mission has been to inspire social engagement by leveraging GoPro's products and global reach to help nonprofits tell their stories with a focus on:

•supporting active youth to maximize their passions and potential
•empowering underserved communities; and
•celebrating those who are leading environmental protection efforts

The Company utilizes the GoPro community to tell and share inspirational stories of people giving back. Since 2015, GoPro has supported more than 1,000 organizations through product donations, monetary donations, and volunteering.

GoPro Employees for a Cause: Through the “GoPro Employees for a Cause” program, all active GoPro employees are eligible to donate one camera per year to non-profit organizations. The Company also supports employees who generously lend their time and energy to volunteer in the community.

Governance

Board Diversity: We have a diverse, independent board. Two of our seven nominees (all current Board members) are women and three of our seven nominees are from underrepresented and diverse communities, with one identifying as African-American, one identifying as Asian, and one identifying as Hispanic or Latinx.

Board Diversity Matrix (as of June 4, 2024, assuming re-election of each nominee)
	Female	Male
Total Number of Directors	7
Part I: Gender Identity
Directors	2	5
Part II: Demographic Background
African American or Black	0	1
Asian	1	0
Hispanic or Latinx	0	1
White	1	3

Ethics & Compliance: GoPro is committed to legal and ethical conduct in every area of our business. GoPro’s Code represents the cornerstone of our commitment to integrity. The Code summarizes the standards which all employees are expected to meet, regardless of location or role. All GoPro employees are required to engage in annual training on the Code and related policies. The Company also provides employees with an anonymous, third-party hotline, among other methods, to report any concerns or violations of the Code. Our Chief Legal Officer oversees the Company global compliance framework and provides annual compliance updates to the Board and quarterly compliance updates to the Audit Committee.

Other Core Business Functions Oversight

Cybersecurity

The security of personal data is of the utmost importance to GoPro, its employees, customers and consumers. GoPro has implemented industry-standard administrative, technical, and physical security measures to protect against the unauthorized access, destruction, or alteration of GoPro confidential and proprietary information and customer and employee information. GoPro's Chief Information Security Officer (“CISO”) has over 30 years of experience in cybersecurity as an expert and CISO and oversees the Company information security program and is responsible for leading and implementing with a cross functional team the Company cybersecurity strategy, policy, architecture, and processes.

The Audit Committee has oversight responsibility for the Company cybersecurity program and conducts an annual review of the Company’s cybersecurity program and its risk management strategies. This review helps identify areas for improvement and ensuring the alignment of the Company’s cybersecurity efforts with the overall compliance framework.

The CISO provides regular updates to the Audit Committee on cybersecurity and other risks relevant to our information technology environment including the results of periodic exercises and response readiness assessments. The GoPro cybersecurity program is regularly evaluated by internal and external experts with the results of those reviews reported to senior management and the Audit Committee.

GoPro also actively engages with key vendors, industry participants, and intelligence and law enforcement communities as part of its continuing efforts to evaluate and enhance the effectiveness of its information security policies and procedures. The Company regularly trains all employees on cybersecurity risks such as phishing attacks and are required to acknowledge our cybersecurity policy annually through the Code.

Director Independence
Our Board determines the independence of our directors by applying the applicable rules, regulations and listing standards of The Nasdaq Global Select Market (“Nasdaq”) and applicable rules and regulations promulgated by the SEC. The applicable rules, regulations and listing standards of Nasdaq provide that a director is independent only if the Board affirmatively determines that the director does not have a relationship with the Company which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. The applicable rules also specify various relationships that preclude a determination of director independence. Such relationships may include employment, commercial, accounting, family and other business, and professional and personal relationships.

Applying these standards, our Board annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, the Board considered, among other things, the relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, any transactions involving non-employee directors described in “Related Party Transactions” and any transactions or relationships not required to be disclosed in such section.

Our Board has determined that Messrs. Ahmad-Taylor, Goldman, Gotcher, Lurie and Welts, and Mses. Kahng, Lyne and Zalaznick, are “independent directors” as defined under the applicable rules, regulations and listing standards of Nasdaq and applicable rules and regulations promulgated by the SEC. All members of the Audit Committee, Compensation Committee and Nominating Committee must be independent directors under the applicable rules, regulations and listing standards of Nasdaq. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that (i) they may not accept directly or indirectly any consulting, advisory or other compensatory fee from GoPro or any of our subsidiaries other than their directors’ compensation, and (ii) they may not be an affiliated person of GoPro or any of our subsidiaries. Members of the Compensation Committee also must satisfy a separate SEC independence requirement and a related Nasdaq listing standard with respect to their affiliation with GoPro and any consulting, advisory or other fees they may have received from us. Our Board has determined that all members of the Audit Committee, Compensation Committee and Nominating Committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

Board and Committee Meetings and Attendance

Our Board and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time. During 2023, (i) our Board met eight times, including through telephonic meetings, (ii) the Audit Committee held five meetings, (iii) the Compensation Committee held six meetings, and (iv) the Nominating Committee held three meetings. All of our directors attended at least 75% of the aggregate of the total number of meetings held by our Board and of the total number of meetings held by all committees of our Board on which such director served (during the period in which the director served).

Audit Committee

Our Audit Committee is currently comprised of Mr. Goldman, who serves as the chair, Mr. Gotcher, Ms. Kahng and Mr. Lurie. Ms. Kahng will rotate off the Audit Committee effective at the Annual Meeting and has been appointed to the Nominating Committee and also appointed as the chair of the Nominating Committee. Our Board has determined that each member of the Audit Committee meets the requirements for independence under the applicable rules, regulations and listing standards of Nasdaq and applicable rules and regulations promulgated by the SEC. Each member of our Audit Committee is financially literate. In addition, our Board has determined that Mr. Goldman is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended (“Securities Act”).

All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by our Audit Committee. Our Audit Committee, among other things:

•reviews the financial information which will be provided to stockholders and others;
•reviews our system of internal controls by consulting with management, our internal compliance team and the independent registered public accounting firm and monitors compliance with these processes;
•appoints, retains and oversees the independence and performance of the independent registered public accounting firm;
•oversees our accounting and financial reporting processes and the audits of our financial statements;
•pre-approves audit and permissible non-audit services provided by the independent registered public accounting firm;
•reviews and provides oversight regarding our policies with respect to risk assessment and risk management; and
•reviews related party transactions and proposed waivers of our Code.

Compensation and Leadership Committee

Our Compensation Committee is currently comprised of Ms. Lyne, who serves as the chair, Ms. Zalaznick and Mr. Gotcher. Ms. Zalaznick is not up for nomination at the Annual Meeting and will no longer be a member of the Board or the Compensation Committee after the Annual Meeting. The Board has determined that each member of the Compensation Committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), an outside director, as defined pursuant to Section 162(m) and is “independent” as defined in Section 5605(a)(2) of the Nasdaq rules and Rule 10C-1 promulgated under the Exchange Act. The purpose of the Compensation Committee is to carry out the responsibilities of our Board relating to compensation of our executive officers. The Compensation Committee, among other things:

•reviews and determines the compensation of our Chief Executive Officer, executive officers and other executives reporting to the Chief Executive Officer;
•administers our equity incentive plans; and
•establishes and reviews general plans, programs and policies relating to compensation and benefits of our employees.

The Compensation Committee engaged an independent executive compensation consulting firm, Compensia, Inc. (“Compensia”), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for 2023. Specifically, Compensia was engaged to:

•provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

•review and assess our current director policies and practices, Chief Executive Officer and other executive officer compensation policies and practices and equity profile relative to market practices (with director compensation review done for the benefit of the Nominating Committee, which per its charter has responsibility for director compensation review and recommendation);
•review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the compensation and leadership committee; and
•review market practices on employee stock purchase plans and other equity programs.

During 2023, Compensia worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Compensia during 2023 raised any conflicts of interest.

Nominating and Governance Committee

The Nominating Committee is currently comprised of Ms. Zalaznick, who serves as the chair, Mr. Ahmad-Taylor, Mr. Welts, and Ms. Lyne. As of the Annual Meeting, Ms. Kahng will be a member of the Nominating Committee and also the chair of the Nominating Committee. Ms. Zalaznick and Mr. Welts are not up for nomination at the Annual Meeting and therefore will no longer be members of the Board or the Nominating Committee. We are grateful to Ms. Zalaznick and Mr. Welts for their excellent service and thank them for their time on the Board. The Board has determined that each member of the Nominating Committee meets the requirements for independence under current Nasdaq rules, regulations and listing standards. The Nominating Committee, among other things:

•identifies, evaluates and recommends nominees to our Board and committees of our Board;
•conducts searches for appropriate directors;
•evaluates the performance of our Board;
•considers and makes recommendations to our Board regarding the composition of our board of directors and its committees and related compensation (and was assisted in its 2023 director compensation review by Compensia);
•reviews developments in corporate governance practices;
•evaluates the adequacy of our corporate governance practices and reporting;
•oversees our ESG programs; and
•makes recommendations to our Board concerning corporate governance matters.

Our Board Evaluation Process

The Board is committed to reviewing and assessing its performance through a robust annual evaluation process. Through the evaluation process, which is conducted using the services of an independent consultant, the Nominating Committee oversees the assessment of the Board’s processes, committees, meetings, planning, and overall effectiveness. The Board evaluates itself with respect to the effectiveness and agendas of the full Board and each of its committees, Board and committee composition and size and effectiveness and oversight of corporate strategy and risk, among other topics. The chair of the Nominating Committee reviews the results and feedback provided by the directors and identifies action items from the assessment for Board discussion. Feedback on Board and committee effectiveness is provided to the full Board for discussion. Any findings that require additional consideration are addressed at subsequent Board and committee meetings.

Compensation and Leadership Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past has served, as a member of the Board or Compensation Committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or our Compensation Committee.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our Board to be present at our annual meeting of stockholders. All of our then current directors were present at our 2023 virtual annual meeting of stockholders held on June 6, 2023.

Communication with Directors

Stockholders and interested parties who wish to communicate with the Board, non-management members of the Board as a group, a committee of the Board or a specific member of the Board (including our Chairman or lead independent director) may do so by letters addressed to the attention of our Chief Legal Officer. All communications are reviewed by our Chief Legal Officer and provided to the members of the Board consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of the Board shall not be relayed on to directors.

The address for these communications is:
GoPro, Inc.
c/o Chief Legal Officer
3025 Clearview Way
San Mateo, California 94402

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to the Board are selected by the Board based on the recommendation of the Nominating Committee in accordance with the Nominating Committee’s charter, our Restated Certificate of Incorporation, our Bylaws, our Corporate Governance Guidelines, and the criteria adopted by the Board regarding director candidate qualifications. In recommending candidates for nomination, the Nominating Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist it in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for our board of directors is set forth below under “Additional Information – Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, the Nominating Committee is responsible for developing and recommending to the Board the desired qualifications, expertise and characteristics of members of the Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on the Board and specific qualities or skills that the committee believes are necessary for one or more of the members of the Board to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board from time to time, the Board has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements, and the provisions of our Restated Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and charters of our Board committees. When considering nominees, the Nominating Committee may take into consideration many factors, including among other things, a candidate’s independence, integrity, diversity (inclusive of age, gender identity, ethnicity, and sexual orientation), skills, knowledge about our business or industry, willingness and ability to devote adequate time and effort to the Board responsibilities in the context of the existing composition, knowledge about other areas that are expected to contribute to the Board's overall effectiveness, and needs of the Board and its committees. The Board and Nominating Committee believe that a diverse, experienced and highly qualified board of directors fosters a robust, comprehensive and balanced decision-making process for the continued effective functioning of the Board and success of the Company. Accordingly, through the nomination process, the Nominating Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and characteristics that are expected to contribute to the Boards overall effectiveness. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board currently consists of nine directors. Seven directors will stand for election at the Annual Meeting to be held on June 4, 2024 and shall serve for a one-year term expiring at the 2025 annual meeting of stockholders, and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal.
Shares represented by proxies will be voted “FOR” the election of each of the nine nominees named below, unless the proxy is marked to “WITHHOLD” authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.
Nominees to the Board of Directors
The nominees, their occupations, ages, length of board service, independent status, total number of public company directorships as of April 9, 2024 and board committee assignments as of the date of the Annual Meeting, are provided in the table below. Additional biographical descriptions of each nominee follow after the table.

Name Primary Occupation	Age	Director Since	Independent	Total Number Of Public Company Directorships	Board Committees Effective as of the Date Of the Annual Meeting AC CLC NGC
Nicholas Woodman Chief Executive Officer and Chairman of the Board GoPro, Inc.	48	2004	NO	1
Tyrone Ahmad-Taylor Vice President, Organic Growth and Marketing Snap, Inc.	56	2018	YES	1			•
Kenneth Goldman Lead Independent Director Independent Investor	74	2013	YES	4	C
Peter Gotcher Chairman Dolby Labs	64	2014	YES	2	•	•
Shaz Kahng Independent Investor	60	2021	YES	1			C
Alexander Lurie Operating Partner Addition	50	2016	YES	1	•
Susan Lyne Managing Partner BBG Ventures	72	2017	YES	2		C	•
C - Committee Chair
AC - Audit Committee
CLC - Compensation Committee
NGC - Nominating Committee

Nicholas Woodman Age: 48 Director Since: 2004	Other Public Company Directorships: None
Nicholas Woodman founded GoPro and has served as our Chief Executive Officer and a member of the board of directors since 2004, as Chairman since January 2014 and as President from 2004 until June 2014. Mr. Woodman got his start in 1998 by founding an online gaming company, Funbug.com. When that venture failed in 2001, Mr. Woodman planned an international surfing trip to look for inspiration. While preparing for that trip, Mr. Woodman had the idea for a 35mm film-based wrist camera that could be worn during sports like surfing, enabling the user to capture images while engaged in the sport. This idea became GoPro’s first product, the HERO Camera. In the years that followed, Mr. Woodman, along with friends, family and employees, innovated on the HERO Camera concept along with a wide array of mounting devices that would make it easy to mount the camera to everything from helmets to surfboards, vehicles and more. Mr. Woodman holds a B.A. in Visual Arts from the University of California, San Diego. We believe Mr. Woodman’s experience as the founder of GoPro and his knowledge of our products and customers give him the experience and leadership capabilities that qualify him to serve as a member of our board of directors.

Tyrone Ahmad-Taylor Age: 56 Director Since: 2018 Board Committees: Nominating and Governance	Other Public Company Directorships: None
Mr. Ahmad-Taylor has served on our board of directors since June 2018. Since January 2023, Mr. Ahmad-Taylor has been Vice President, Organic Growth and Product Marketing of Snap, Inc. From June 2017 to December 2022, Mr. Ahmad-Taylor was Vice President, Product Marketing of Meta (formerly Facebook, Inc.), an online social platform. Prior to his role at Meta, Mr. Ahmad-Taylor was CEO and President of THX Limited from November 2015 to May 2017. From March 2014 to July 2015, Mr. Ahmad-Taylor was Vice President, SmartTV Services of Samsung Electronics Company Limited and Head, SmartTV Services of Samsung Electronics Company Limited from October 2012 to March 2014. Mr. Ahmad-Taylor is currently an Advisory Board Member of Consumer Technology Association. We believe Mr. Ahmad-Taylor is qualified to serve as a member of our board of directors based on his extensive executive experience in the consumer products industry and his background in product development and marketing.

Kenneth Goldman Age: 74 Director Since: 2013 Lead Independent Director Board Committees: Audit (Chair)	Other Public Company Directorships: RingCentral, Inc. (NYSE: RNG) Zuora, Inc. (NYSE: ZUO) Fortinet, Inc. (NASDAQ: FTNT)
Kenneth Goldman has served on our board of directors since December 2013 and as lead independent director of our board since April 2017. From December 2018 to July 2022, Mr. Goldman served on the board of directors at the Value Reporting Foundation, formerly SASB. From September 2017 to April 2022, Mr. Goldman served as the President of Hillspire LLC, a wealth management service provider. From October 2012 to June 2017, Mr. Goldman served as the Chief Financial Officer of Yahoo! Inc., an Internet commerce website, where he was responsible for Yahoo’s global finance functions including financial planning and analysis, controllership, tax, treasury, and investor relations. From September 2007 to October 2012, Mr. Goldman was the Senior Vice President, Finance and Administration and Chief Financial Officer of Fortinet Inc., a provider of threat management technologies. From August 2000 until March 2006, Mr. Goldman served as Senior Vice President of Finance and Administration and Chief Financial Officer of Siebel Systems, Inc., a supplier of customer software solutions and services. Previously, Mr. Goldman has been the Chief Financial Officer of Sybase, Inc. (acquired by SAP SE), Excite@Home, Cypress Semiconductor Corporation and VLSI Technology, Inc. (acquired by Philips Electronics). Mr. Goldman currently serves on the board of directors of Zuora, Inc., Fortinet, and RingCentral, as well as the Trustee Emeritus of Cornell University. From December 1999 to December 2003, Mr. Goldman served on the Financial Accounting Standards Board’s (FASB’s) primary Advisory Council (FASAC). Mr. Goldman was appointed in January 2015 to a three-year term to the Public Company Accounting Oversight Board’s (PCAOB) Standing Advisory Group (SAG), an organization that provides advice on the need to formulate new accounting standards or change existing standards. Mr. Goldman holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School. We believe Mr. Goldman is qualified to serve as a member of our board of directors based on his experience on the boards of directors of numerous companies, his extensive executive experience and his service as a member of FASAC and SAG. He provides a high level of expertise and significant leadership experience in the areas of finance, accounting and audit oversight.

Peter Gotcher Age: 64 Director Since: 2014 Board Committees: Audit, Compensation and Leadership	Other Public Company Directorships: Dolby Laboratories, Inc. (NYSE: DBY)
Peter Gotcher has served on our board of directors since June 2014. Mr. Gotcher is an independent private investor focusing on investments in digital media technology companies. From September 1999 to June 2002, Mr. Gotcher was a venture partner with Redpoint Ventures, a private investment firm. Prior to that, Mr. Gotcher was a venture partner with Institutional Venture Partners, a private investment firm, from 1997 to 1999. Mr. Gotcher founded Digidesign, Inc., a manufacturer of digital audio workstations, and served as its President, Chief

Executive Officer and Chairman from 1984 until it was acquired by Avid Technology, a media software company, in 1995. He served as the Executive Vice President of Avid Technology from 1995 to 1996. Mr. Gotcher is the Chairman of the board of directors of Dolby Laboratories, Inc. Mr. Gotcher holds a B.A. in English Literature from the University of California at Berkeley. We believe Mr. Gotcher is qualified to serve as a member of our Board based on his broad understanding of the operational, financial, and strategic issues facing public companies and his background providing guidance to companies in the digital media industry.

Shaz Kahng Age: 60 Director Since: 2021 Board Committees: Nominating and Governance (Chair)	Other Public Company Directorships: None
Shaz Kahng has served on our board of directors since October 2021. Since May 2012, Ms. Kahng has served as a strategic advisor for various PE and VC backed startups in consumer tech, including Tulip Retail and Westfield Labs. From November 2018 to March 2019, Ms. Kahng served as Chief Executive Officer at Gymboree, a portfolio of children's brands operating specialty retail stores with high-quality clothes and accessories for children. From May 2010 to December 2011, Ms. Kahng served as Chief Executive Officer at Lucy Activewear, a subsidiary of VF Corp., where she successfully led a turnaround while revitalizing the brand and achieving profitability. From 2004 to 2009, Ms. Kahng served in various leadership roles at Nike, Inc., the world's leading designer, marketer, and distributor of authentic athletic footwear, apparel, equipment, and accessories for a wide variety of sports and fitness activities. Ms. Kahng is currently a Cornell University Council Member, a Wharton Women's Circle leader, a member of the LiveGirl Advisory Council and is a former board director of Gymboree and OMSignal. We believe Ms. Kahng is qualified to serve as a member of our board of directors based on her extensive executive experience in the consumer products industry, her background in product development and marketing, and her experience on the boards of directors of other companies.

Alexander Lurie Age: 50 Director Since: 2016 Board Committees: Audit	Other Public Company Directorships: None

Alexander Lurie has served on our board of directors since February 2016. Since June 2023, Mr. Lurie has been an Operating Partner at Addition which invests in and advises tech companies. From January 2016 through June 2023, Mr. Lurie served as the Chief Executive Officer of Momentive.ai (formerly SurveyMonkey, Inc.), a creator and publisher of online surveys, and he served as a member of the board of Momentive.ai since 2009, including as Chairman of the Board from July 2015 to January 2016. Mr. Lurie served as GoPro’s Senior Vice President of Media from November 2014 until January 2016. From February 2013 to January 2014, Mr. Lurie served as Executive Vice President for Guggenheim Digital Media, an internet media company. From April 2010 to August 2012, Mr. Lurie served as SVP, Strategic Development at CBS Corporation, a mass media corporation. From

February 2008 to April 2010, Mr. Lurie served as Chief Financial Officer and Head of Business Development for CBS Interactive, a division of CBS Corporation. Mr. Lurie came to CBS Interactive via its acquisition of CNET Networks, a technology information website, where he served as Chief Financial Officer and head of Corporate Development from February 2006 to February 2008. Mr. Lurie began his career in the investment banking group at JPMorgan where he led equity transactions and mergers and acquisitions in the Internet sector. He holds a J.D. and M.B.A. degree from Emory University, and a B.A. in Political Science from the University of Washington. We believe Mr. Lurie is qualified to serve as a member of our board of directors based on his previous experience as an executive officer of GoPro, his operational and financial expertise from his management experience, and his background in the digital media industry.

Susan Lyne Age: 72 Director Since: 2017 Board Committees: Compensation and Leadership, Nominating and Governance	Other Public Company Directorships: Blade Urban Air Mobility, Inc. (NASDAQ: BLDE)
Susan Lyne has served on our board of directors since April 2017. Since January 2019, Ms. Lyne served as Managing Partner of BBG Ventures, an early-stage investment fund focused on women-led tech startups. From September 2014 through December 2018 she was President of this fund. From February 2013 to September 2014, Ms. Lyne was Chief Executive Officer of the AOL Brand Group where she oversaw the content brands of AOL, Inc., a global media technology company. From September 2008 to February 2013, she was Chief Executive Officer and then Chair of Gilt Groupe, Inc., the e-commerce company that pioneered flash sales in the United States. From 2004 to 2008, Ms. Lyne served as President and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc., a diversified media and merchandising company. From 1996 to 2004, Ms. Lyne held various positions at The Walt Disney Company, a diversified worldwide entertainment company, including President of ABC Entertainment where she oversaw the development of shows including Desperate Housewives, Grey’s Anatomy, and Lost. Ms. Lyne is on the board of Blade Urban Air Mobility, Inc. and has previously served as a director of Gilt Groupe, Inc., AOL, Inc., Martha Stewart Living Omnimedia, Inc., Starz Entertainment Group, LLC, and CIT. In addition, Ms. Lyne is a member of the Rockefeller University Council and a member of the Council on Foreign Relations. In 2021, she was named to Forbes Magazine’s inaugural 50 over 50 list. We believe Ms. Lyne is qualified to serve as a member of our board of directors based on her experience on the boards of directors of other companies, her extensive executive experience and her background in the media and consumer products industries.
There are no family relationships among our current directors and officers.
Non-Employee Director Compensation Arrangements
Only the non-employee directors of the Company are compensated for service on the Board.

GoPro maintains a Director Compensation Policy ("Director Compensation Policy") and reviews and updates it on a regular basis. The Director Compensation Policy is intended to:
•provide fair compensation commensurate with the work required to serve on our Board;
•be aligned with compensation paid to directors at our peer group companies and reflect the size, scope and complexity of GoPro;
•align directors' interests with the interests of our stockholders; and
•be easily understood and communicated — both to the directors and to our stockholders.
Annual Review and Benchmarking
Each year our Nominating Committee undertakes a full review of our then current Director Compensation Policy. The Nominating Committee engages Compensia, an independent compensation consulting firm, to undertake an independent assessment of the Director Compensation Policy and make recommendations to ensure compliance with the goals listed above, director pay at comparable companies (including any revisions to our peer group) and sound governance principles. The annual review typically begins early each new fiscal year, and the Nominating Committee makes its recommendations to the Board during the second quarter of such fiscal year regarding any revisions to the then current policy. As a result of the 2023 review and recommendation, in May 2023 the Board approved changes to the Director Compensation Policy to take effect as of June 6, 2023. The changes included incorporating any successor equity incentive plan which is approved by the Board and stockholders to replace and supersede the GoPro Inc., Amended and Restated 2014 Equity Incentive Plan and to align the grant calculation methodology in the Director Compensation Policy with the equity grant policy described in the "Equity Grant Policy" section below, such that under the Director Compensation Policy the calculation for each director's annual equity grant will be based on the average of our closing price in the last completed calendar month preceding the date of grant.

Components of 2023 Director Compensation

Annual Cash Retainers

Cash Retainer	$60,000.00
Additional Cash Retainer for Lead Independent Director	$27,500.00
Additional Cash Retainer for chair of Audit Committee	$25,000.00
Additional Cash Retainer for Audit Committee member (other than chair)	$12,500.00
Additional Cash Retainer for chair of Compensation Committee	$20,000.00
Additional Cash Retainer for Compensation Committee member (other than chair)	$10,000.00
Additional Cash Retainer for chair of Nominating Committee	$20,000.00
Additional Cash Retainer for Nominating Committee member (other than chair)	$10,000.00
Annual Equity Grant

Restricted Stock Units (RSUs)	$185,000.00
Initial Sign-On Equity Grant

Restricted Stock Units (RSUs)	$185,000.00

Form and Timing of Payments
All equity awards (whether to employees, consultants or non-employee directors) are granted under the terms and conditions of one of our equity incentive compensation plans, which were adopted by the Board and approved by stockholders. Prior to our initial public offering in June 2014 ("IPO"), all equity awards were approved under and governed by the GoPro, Inc. 2010 Equity Incentive Plan ("2010 Plan"). At the time of our IPO, the GoPro, Inc. 2014 Equity Incentive Plan ("2014 Plan") become active, and all equity grants following the date of IPO were awarded under and governed by the 2014 Plan. In June 2023, the stockholders approved the GoPro, Inc. 2024 Equity Incentive Plan ("2024 Plan") which became effective on February 15, 2024, and all equity grants on or following February 15, 2024, were awarded under and governed by the 2024 Plan.
RSU awards ("Annual RSUs") to directors are made annually upon election to the Board at our Annual Meeting. Directors who are appointed to the Board between Annual Meetings receive a pro-rated award of RSUs. In addition to the full or pro-rated Annual RSUs, new Board members receive an Initial Sign-On RSU award ("Initial Sign-On RSU"), granted at the time of their initial appointment to the Board. The award value is converted to RSUs using the average of our closing price in the last completed calendar month preceding the date of grant. The Annual RSU award vests as to 25% of the total RSUs granted in each quarter following the date of grant with the final 25% to vest on the earlier of the next Annual Meeting or the one-year anniversary of the date of grant, subject to continuous service on the Board through each vesting date. The Initial Sign-On RSU award vests as to 25% of the total RSUs granted annually commencing on the first anniversary of the grant date. All

RSUs will accelerate and vest in full in the event of a "change in control" of GoPro as defined in the applicable Equity Incentive Plan under which the awards were approved.
The cash retainers are paid quarterly in arrears.
Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending Board and committee meetings.
Director Compensation
The following table provides information for 2023 concerning all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion of 2023. Nicholas Woodman, our Chief Executive Officer, is not included in the table below because he did not receive additional compensation for his services as a director. His compensation as an employee is shown in the “Executive Compensation Tables – 2023 Summary Compensation Table” section.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
Tyrone Ahmad-Taylor	70,000	197,236	(2)	267,236
Kenneth Goldman	112,500	197,236	(2)	309,736
Peter Gotcher	82,500	197,236	(2)	279,736
Shaz Kahng	72,500	197,236	(2)	269,736
James Lanzone(3)	47,885	—		47,885
Alexander Lurie	72,500	197,236	(2)	269,736
Susan Lyne	90,000	197,236	(2)	287,236
Frederic Welts	70,000	197,236	(2)	267,236
Lauren Zalaznick	90,000	197,236	(2)	287,236

(1)The amounts reported in this column represent the aggregate grant date value of RSUs (restricted stock units), made to directors in 2023 computed in accordance with FASB ASC Topic 718.
(2)On June 6, 2023, each re-elected non-employee director received an award of 45,134 RSUs which vested as to 25% of the shares subject to the award in each quarter following the date of grant, with the final 25% to vest on June 4, 2024, subject to the director’s continuous service on the Board on each vesting date. As of December 31, 2023, 22,567 of the RSUs remained unvested for each director. In the event of a change in control (as defined in the 2014 Plan), these RSUs will accelerate and become immediately vested.
(3)Mr. Lanzone did not stand for re-election at the 2023 Annual Meeting. As such, he did not receive an annual retainer award on June 6, 2023.

Our non-employee directors held option and RSU awards to acquire the following number of shares as of December 31, 2023:

	Number of Shares Underlying Outstanding Awards
Name	Option Awards		RSU Awards
Tyrone Ahmad-Taylor	36,338		22,567
Kenneth Goldman	94,325	(1)	22,567
Peter Gotcher	117,608	(2)	22,567
Shaz Kahng	—		32,336
James Lanzone(3)	—		—
Alexander Lurie	105,913		22,567
Susan Lyne	73,736		22,567
Frederic Welts	55,400		22,567
Lauren Zalaznick	93,543		22,567
(1)Consists of options to purchase 94,325 shares of Class A common stock under option awards granted pursuant to our 2014 Plan. Mr. Goldman's prior stock option award granted pre-IPO pursuant to our 2010 Plan and which entitled him to shares of Class B common stock upon exercise expired in December 2023.
(2)Consists of options to purchase 17,234 shares of Class B common stock under an option award granted pursuant to our 2010 Plan and 100,374 shares of Class A common stock under option awards granted pursuant to our 2014 Plan.
(3)Mr. Lanzone did not stand for re-election at the 2023 Annual Meeting. Mr. Lanzone's final RSU awards vested and were released on June 6, 2023; his stock option award was forfeited in its entirety for no consideration after his 3-month post severance grace period.
OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” ELECTION OF EACH OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has re-appointed PricewaterhouseCoopers LLP as GoPro’s independent registered public accounting firm to perform the audit of GoPro’s consolidated financial statements for the year ending December 31, 2024 and recommends that stockholders vote for ratification of such selection. PricewaterhouseCoopers LLP has served as GoPro’s independent registered public accounting firm since 2011. The Audit Committee continuously evaluates the independence and effectiveness of PricewaterhouseCoopers LLP and its personnel, and the cost and quality of its audit and audit-related services.
Although ratification by stockholders is not required by law, GoPro has determined that it is good practice to request ratification of this selection by the stockholders. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the Audit Committee will review its future selection of PricewaterhouseCoopers LLP as GoPro’s independent registered public accounting firm.
PricewaterhouseCoopers LLP audited GoPro’s financial statements for the years ended 2023 and 2022. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for GoPro’s audit. The following table shows the fees billed by PricewaterhouseCoopers LLP for the years ended December 31, 2023 and 2022:

Fees Billed to GoPro	2023	2022
Audit fees(1)	$2,760,000	$2,719,600
Audit-related fees(2)	—	—
Tax fees(3)	—	6,700
All other fees(4)	900	10,400
Total fees	$2,760,900	$2,736,700

(1)“Audit fees” add disclosure with detail of Dean’s sales incentive plans for audit services primarily related to the audit of our annual financial statements and internal control over financial reporting; the review of our quarterly financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and audit services provided in connection with other statutory and regulatory filings.
(2)"Audit-related fees" include fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under Audit Fees.
(3)“Tax fees” include fees for tax compliance, advice and planning. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal, state and international income tax matters, transfer pricing, international tax structure planning, assistance with indirect sales tax and assistance with tax audits.
(4)“All other fees” include fees for products and services, namely software subscription fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee's policy is to preapprove all audit and permissible non-audit services, other than de minimis non-audit services, provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3
APPROVAL OF THE NON-BINDING, ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

General
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the ‘‘Dodd-Frank Act’’)) and the related rules of the SEC, we are providing stockholders an opportunity to approve the compensation of our NEOs as disclosed in this Proxy Statement in the "Compensation Discussion and Analysis" section. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the NEOs presented in the "Compensation Discussion and Analysis" section of this Proxy Statement, as well as the discussion regarding the compensation and leadership committee in the "Compensation Discussion and Analysis" section entitled ‘‘Further Considerations for Setting Executive Compensation.’’

The Company’s goal for its executive compensation program is to attract, motivate, and retain our executives who are critical to our success. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders’ long-term interests. The Company believes its executive compensation program has been instrumental in helping the Company achieve its business objectives.

Frequency of Stockholder Advisory Votes on Executive Compensation

At our 2021 annual meeting of stockholders, we asked our stockholders to express a preference for the frequency of an advisory vote on the compensation of the NEOs (a ‘‘Say-on-Pay’’ vote). The proposal with respect to the frequency of our Say-on-Pay votes is commonly known as a ‘‘Say-When-on-Pay’’ vote. At the 2021 annual meeting of stockholders, our stockholders selected on a non-binding advisory basis every ONE year as the frequency at which the Company will hold a Say-on-Pay vote. Based on these results, our Board has determined that the Company will conduct future Say-on-Pay votes every ONE year. This policy will remain in effect until the next Say-When-on-Pay vote, expected to be held at the Company's 2027 annual meeting of stockholders.

Key Executive Compensation Policies and Practices

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking the stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board requests the stockholders vote on an advisory basis to approve the following resolution at the meeting:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K including the "Compensation Discussion and Analysis", compensation tables, and narrative discussion set forth in this Proxy Statement, is hereby approved.

While the results of this advisory vote are not binding, the Compensation Committee, will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions regarding NEOs. The Compensation Committee and the Board value the opinions of our stockholders. The next Say-on-Pay advisory vote will be held at our 2025 annual meeting of stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ APPROVAL, ON A NON-BINDING BASIS, OF PROPOSAL NO. 3.

PROPOSAL NO. 4
APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION
TO ALLOW FOR EXCULPATION OF OFFICERS

The Company is requesting stockholders to approve a proposed amendment to GoPro's Restated Certificate of Incorporation to allow for exculpation of officers. Article VIII of the Restated Certificate of Incorporation currently permits the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary personal liability for certain officers of Delaware corporations for breach of the duty of care in certain actions. The Board has unanimously approved and declared advisable the amendment our Restated Certificate of Incorporation to update the exculpation provision, and recommends that its stockholders approve such amendment. If stockholders approve this Proposal 4, then the Company will file a Certificate of Amendment of GoPro's Restated Certificate of Incorporation in the form attached hereto as Appendix A.

Purpose and Possible Effects of the Proposed Amendment

The Board desires to amend the Company's Restated Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the DGCL and believes that amending the Company's Restated Certificate of Incorporation to add the authorized liability protection for certain officers, consistent with the protection in our Restated Certificate of Incorporation currently afforded our directors, is necessary in order to continue to attract and retain experienced and qualified officers, is fair and in the best interests of the Company and its stockholders. The nature of the role of directors and officers often requires them to make decisions on crucial matters often in time-sensitive situations, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect competitor companies will likely adopt exculpation clauses that limit the personal liability of officers in their charters and failing to adopt the amendment could negatively affect our ability to recruit and retain high-caliber officer candidates.

As amended, Section 102(b)(7) of the DGCL provides that only certain officers may be entitled to exculpation; namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the Company; and (iii) an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

The proposed Certificate of Amendment would allow for the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Additionally, the proposed amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer. As is currently the case with directors under our Restated Certificate of Incorporation, the Certificate of Amendment would not limit the liability of officers for: any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.

Required Vote; Effect of Proposal

To be approved, this Proposal No. 4 requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting, in person or by proxy. Abstentions and broker non-votes will have the same effect as votes “AGAINST” this Proposal No. 4. Proxies solicited by the Board will be voted “FOR” approval of this Proposal No. 4, unless otherwise specified. If stockholder approval for this Proposal No. 4 is not obtained, then the Certificate of Amendment will not be filed with the Delaware Secretary of State.

The Board retains the discretion to abandon, and not implement, the aforementioned amendments at any time before they become effective.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2024, by:
•each stockholder known by us to be the beneficial owner of more than 5% of our Class A common stock or Class B common stock;
•each of our directors;
•each of our NEOs; and
•all directors and executive officers as a group.
Percentage ownership of our common stock is based on 26,258,546 shares of our Class B common stock and 126,040,720 shares of our Class A common stock outstanding on March 31, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our Class A common stock and Class B common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2024 or restricted stock units ("RSUs") and performance share units ("PSUs") that may be earned, vest and settle within 60 days of March 31, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs and PSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned
	Class A		Class B		% of Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
Directors and Named Executive Officers:
Nicholas Woodman (2)	627,835	*	25,036,070	95.34%	64.58%
Tyrone Ahmad-Taylor (3)	81,918	*	—	*	*
Kenneth Goldman (4)	303,459	*	—	*	*
Peter Gotcher (5)	329,730	*	17,234	*	*
Shaz Kahng (6)	84,871	*	—	*	*
Alexander Lurie (7)	354,769	*	—	*	*
Susan Lyne (8)	193,021	*	—	*	*
Frederic Welts (9)	244,108	*	—	*	*
Lauren Zalaznick (10)	246,258	*	—	*	*
Brian McGee (11)	551,163	*	—	*	*
Eve Saltman (12)	397,169	*	—	*	*
Dean Jahnke (13)	392,790	*	9,600	*	*
Kevin Hinge (14)	48,429

All current executive officers and directors as a group (12 persons) (15)	3,807,091	2.98%	25,062,904	95.35%	65.14%

5% Stockholders
Nicholas Woodman and Jill R. Woodman, as Co-Trustees of the Woodman Family Trust under Trust Agreement dated March 11, 2011 (16)	—	*	25,036,070	95.34%	64.42%
BlackRock, Inc. (17)	12,342,751	9.79%	—	*	3.18%
The Vanguard Group (18)	12,396,682	9.84%	—	*	3.19%

*    Represents beneficial ownership of less than 1% of our outstanding shares of common stock of the designated class of security or less than 1% of the Total Voting Power, as applicable.
    Unless otherwise indicated, the address of each of the individuals and entities named below is c/o GoPro, Inc., 3025 Clearview Way, San Mateo, California 94402.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)Consists of: (i) 25,036,070 shares of Class B common stock held by the Woodman Family Trust under Trust Agreement dated March 11, 2011 of which Nicholas Woodman and Jill Woodman are co-trustees, (ii) 577,293 shares of Class A common stock held by Mr. Woodman, and (iii) 50,542 shares of Class A common stock subject to performance stock units held by Mr. Woodman that may settle within 60 days of March 31, 2024. As a co-trustee, Mr. Woodman may be deemed to have shared voting and investment power over the shares owned by the Woodman Family Trust.
(3)Consists of (i) 45,580 shares of Class A common stock held by Mr. Ahmad-Taylor, and (ii) 36,338 shares of Class A common stock subject to options held by Mr. Ahmad-Taylor that are exercisable within 60 days of March 31, 2024.
(4)Consists of (i) 5,668 shares of Class A common stock held by Mr. Goldman, (ii) 203,466 shares of Class A common stock held in the Goldman-Valeriote Family Trust, and (iii) 94,325 shares of Class A common stock subject to options held by Mr. Goldman that are exercisable within 60 days of March 31, 2024. Kenneth Goldman and Susan Valeriote are co-trustees and have shared voting and investment power over the shares owned by the Goldman-Valeriote Family Trust.
(5)Consists of: (i) 117,564 shares of Class A common stock held by Mr. Gotcher, (ii) 111,792 shares of Class A common stock held in the Peter and Marie-Helene Gotcher Family Trust, (iii) 100,374 shares of Class A common stock subject to options held by Mr. Gotcher that are exercisable within 60 days of March 31, 2024, and (iv) 17,234 shares of Class B common stock subject to options held by Mr. Gotcher that are exercisable within 60 days of March 31, 2024. Mr. Gotcher is the President of The Peter and Marie-Helene Gotcher Family Trust.
(6)Consists of 84,871 shares of Class A common stock held by Ms. Kahng.
(7) Consists of (i) 248,856 shares of Class A common stock held by the Lurie-Volgelsong Revocable Living Trust, and (ii) 105,913 shares of Class A common stock subject to options held by Mr. Lurie that are exercisable within 60 days of March 31, 2024. Mr. Lurie and his spouse are co-trustees of the Lurie-Volgelsong Revocable Living Trust.
(8)Consists of (i) 119,285 shares of Class A common stock held by Ms. Lyne, and (ii) 73,736 shares of Class A common stock subject to options held by Ms. Lyne that are exercisable within 60 days of March 31, 2024.
(9)Consists of (i) 188,708 shares of Class A common stock held by the Frederic K. Welts, Jr. Living Trust, and (ii) 55,400 shares of Class A common stock subject to options held by Mr. Welts that are exercisable within 60 days of March 31, 2024. Mr. Welts is the sole trustee and beneficiary of the Frederic K. Welts, Jr. Living Trust.

(10)Consists of (i) 65,769 shares of Class A common stock held by Ms. Zalaznick and Phelim Dolan, (ii) 86,946 shares of Class A common stock held by the Phelim Dolan Irrevocable Grantor Trust, Lauren Zalaznick sole beneficiary and Co-Trustee, and (iii) 93,543 shares of Class A common stock subject to options held by Ms. Zalaznick that are exercisable within 60 days of March 31, 2024.
(11)Consists of (i) 276 shares of Class A common stock held by Mr. McGee's spouse, (ii) 542,419 shares of Class A common stock subject to options held by Mr. McGee that are exercisable within 60 days of March 31, 2024, and (iii) 8,468 shares of Class A common stock subject to performance stock units held by Mr. McGee that may settle within 60 days of March 31, 2024.
(12)Consists of (i) 83,259 shares of Class A common stock held by Ms. Saltman, (ii) 307,642 shares of Class A common stock subject to options held by Ms. Saltman that are exercisable within 60 days of March 31, 2024, (iii) 2,669 shares of Class A common stock subject to restricted stock units held by Ms. Saltman that may settle within 60 days of March 31, 2024, and (iv) 3,599 shares of Class A common stock subject to performance stock units held by Ms. Saltman that may settle within 60 days of March 31, 2024.
(13)Consists of: (i) 142,994 shares of Class A common stock held by Mr. Jahnke, (ii) 246,197 shares of Class A common stock subject to subject to options held by Mr. Jahnke that are exercisable within 60 days of March 31, 2024, (iii) 3,599 shares of Class A common stock subject to performance stock units held by Mr. Jahnke that may settle within 60 days of March 31, 2024, and (iv) 9,600 shares of Class B common stock subject to options held by Mr. Jahnke that are exercisable within 60 days of March 31, 2024, which is set to expire at the end of the 10-year contractual term on April 30, 2024.
(14)Mr. Hinge resigned as our Senior Vice President, Chief Supply Officer effective on May 19, 2023. As of March 31, 2024, Mr. Hinge no longer holds any outstanding awards. He continues to hold 48,429 shares of Class A common stock.
(15)Consists of (i) 2,082,327 shares of Class A common stock, (ii) 25,036,070 shares of Class B common stock, (iii) 1,655,887 shares of Class A common stock subject to options that are exercisable within 60 days of March 31, 2024, (iv) 2,669 shares of Class A common stock subject to restricted stock units that may settle within 60 days of March 31, 2024, (v) 66,208 shares of Class A common stock subject to performance stock units that may settle within 60 days of March 31, 2024, and (vi) 26,834 shares of Class B common stock subject to options that are exercisable within 60 days of March 31, 2024.
(16)Consists of 25,036,070 shares of Class B common stock held by the Woodman Family Trust under Trust Agreement dated March 11, 2011 of which Nicholas Woodman and Jill Woodman are co-trustees. As a co-trustee, Mr. Woodman may be deemed to have shared voting and investment power over the shares owned by the Woodman Family Trust.
(17)Based solely on a Schedule 13G Amendment No. 7 filing made on January 26, 2024. BlackRock, Inc. reports beneficial ownership of 12,342,751 shares of Class A common stock with sole power to dispose or direct the disposition of all shares of Class A common stock and and sole voting power as to 11,743,582 of the shares of Class A common stock. The address for BlackRock, Inc. is 550 Hudson Yards, New York, New York 10001.
(18)Based solely on a Schedule 13G Amendment No. 9 filing made on March 11, 2024. The Vanguard Group (“Vanguard”) reports beneficial ownership of 12,396,682 shares of Class A common stock with shared voting power over 76,758 shares, sole dispositive power over 12,210,942 shares and shared dispositive power over 185,710 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

EXECUTIVE OFFICERS
The names of our current executive officers, their ages as of March 31, 2024, and their positions are shown below.

Executive Officers	Age	Position(s)
Nicholas Woodman	48	Chief Executive Officer and Chairman
Brian McGee	64	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Eve Saltman	59	Senior Vice President, Corporate/Business Development, Chief Legal Officer, Secretary and Chief Compliance Officer
Dean Jahnke	50	Senior Vice President, Global Sales & Channel Marketing
The Board chooses executive officers, who then serve at the Board’s discretion. There is no family relationship among any of our directors or executive officers.

For information regarding Mr. Woodman, please refer to “Proposal No. 1 – Election of Directors” discussed above.
Nicholas Woodman

Brian McGee	Mr. McGee has served as GoPro’s Chief Operating Officer since February 2020, and GoPro’s Executive Vice President, Chief Financial Officer since February 2018 and Senior Vice President, Chief Financial Officer since March 2016. Mr. McGee served as our Vice President of Finance since September 2015, which included responsibility for financial planning, tax, treasury and risk management. From May 2011 to September 2015, Mr. McGee served in various positions at Qualcomm, most recently as the Vice President, Business Operations. Prior to Qualcomm, Mr. McGee was at Atheros Communications from December 2009 to May 2011 as the Vice President, General Manager Global Powerline Business. Prior to Atheros Communications, from January 2007 to December 2009 Mr. McGee was the Senior Vice President, Chief Financial Officer and Treasurer, at Intellon, a publicly traded fabless semiconductor company that was acquired by Atheros Communications in December 2009. From 2003 to 2006, Mr. McGee was Vice President Finance and Chief Financial Officer of Lexar, a publicly traded maker of digital media storage. Mr. McGee holds a B.S. in Finance from California Polytechnic State University (1983) and a Certificate in Management Accounting (1989).

Ms. Saltman has served as GoPro’s Senior Vice President, Corporate & Business Development, Chief Legal Officer and Secretary since May 2021 and Chief Compliance Officer since February 2021. Previously, Ms. Saltman served as our Vice President, Corporate & Business Development, General Counsel, and Secretary from March 2018 to May 2021. Ms. Saltman serves on the boards of The Lexicon of Sustainability, Inc., a non-profit organization and privately held Talentsky, Inc. She also serves on the Advisory Council for the Cornell Atkinson Center for Sustainability. Ms. Saltman holds a J.D. from Georgetown Law School and a B.A. in History from Cornell University.

Eve Saltman

Dean Jahnke
Mr. Jahnke has served as GoPro’s Senior Vice President, Global Sales & Channel Marketing since January 1, 2022, Vice President, Global Sales since June 2018, Interim Head of Sales from March 2018 to June 2018, Senior Director of Sales – North America from April 2017 to March 2018, Director of Sales from February 2016 to March 2017, and Area Sales Manager from March 2014 to January 2016. Prior to joining GoPro, Mr. Jahnke served as Senior Sales Manager of Western Digital from August 2008 to March 2014. Before that, Mr. Jahnke was Senior Merchant at Best Buy from June 2000 to August 2008. Mr. Jahnke attended Minnesota State University, Mankato.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
GoPro’s executive compensation programs, policies and practices (“ECPs”) are designed to reflect the three major tenets of our executive compensation philosophy, namely to:
•Align executive compensation with the achievement of our business objectives and financial performance;
•Motivate our executive officers to take actions that enhance long-term stockholder value; and
•Enable us to attract, reward, and retain our executive officers who contribute to our success.
We manage our ECPs, including compensation-related corporate governance standards, in a manner consistent with our executive compensation philosophy. These ECPs are intended to drive performance and prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests.
This Compensation Discussion and Analysis (“CD&A”) is intended to assist our stockholders in understanding our ECPs by presenting the following:
1.Overview of Business summarizes our business results that impacted our 2023 executive compensation outcomes.
2.Elements of Our Executive Compensation Program sets forth our executive compensation philosophy and describes the ECPs we apply and use to support achievement of our corporate goals and performance objectives.
3.Further Considerations for Setting Executive Compensation discusses, among other things, the role of the Compensation Committee, compensation consultants, compensation peer group, and the impact of tax and accounting considerations on our ECPs.
4.Executive Compensation Decisions for 2023 explains the compensation decisions that were made for 2023 based on our corporate results.
5.Severance and Change in Control Arrangements discusses employment agreements and policies associated with our current executive officers.

Our Named Executive Officers in 2023:
For 2023, the following individuals were identified as our NEOs:

Nicholas Woodman Chief Executive Officer and Chairman	Brian McGee Executive Vice President, Chief Financial Officer and Chief Operating Officer	Eve Saltman Senior Vice President, Corporate & Business Development, Chief Legal Officer, Secretary and Chief Compliance Officer	Dean Jahnke Senior Vice President, Global Sales, Channel Marketing and Retail Experience	Kevin Hinge Former Senior Vice President, Chief Supply Officer(1)

(1) Mr. Hinge resigned as our Senior Vice President, Chief Supply Officer effective on May 19, 2023.

Overview of Business
GoPro helps the world capture and share itself in immersive and exciting ways. Our cameras, mountable and wearable accessories and subscription and service offerings have generated substantially all of our revenue. We sell our products globally through retailers, distributors and on GoPro.com. Helping our consumers capture and share their experiences in immersive and exciting ways is at the core of our mission and business. We are committed to developing solutions that create an easy, seamless experience for consumers to capture, create and share engaging personal content.
Performance Highlights & Key Accomplishments for 2023

$1.0B Revenue	6% YOY unit sales growth	18% YOY subscription revenue growth	12% YOY subscriber growth	$40M Repurchased stock

$97M Subscription & Service Revenue	3M Camera units sold	2.5+M Paid Subscribers	3,200+ New retail doors added	$50M Repurchased aggregate principal amount of 2025 Notes for $46M

In 2023 the Company generated revenue of $1.0 billion, down 8% year-over-year ("YOY") and sold 3 million camera units, an increase of 6% YOY. GoPro subscribers increased 12% YOY to more than 2.5 million and generated $97.0 million in subscription and service revenue, up 18% YOY. GoPro repurchased $40.0 million of outstanding GPRO common stock. Additionally, GoPro repurchased $50.0 million in aggregate principal amount of our 1.25% senior convertible notes due 2025 in exchange for $46.3 million.

In May 2023 GoPro initiated a new multi-year market expansion strategy, targeting long-term growth in revenue, subscribers, and profit. Phase-one of this strategy included:

•A return to lower pre-pandemic pricing to drive unit sales;
•The re-introduction of entry-level priced GoPro cameras to drive volume and reach new customers;
•An increase in our marketing efforts to drive awareness; and
•The expansion of GoPro’s retail sales channel presence globally.

These actions contributed to retail channel unit sell-through growth of 25% in the period from our strategy shift in May 2023 to the end of 2023. Across all channels (retail combined with direct-to-consumer) unit sell-through growth increased 3% in the period from the Company's strategy shift in May 2023 to the end of 2023, measured against the prior year period. Some other highlights from 2023 include:

HARDWARE LAUNCHES: GoPro launched two new camera SKUs in 2023 – our new flagship HERO12 Black camera and our HERO12 Black Creator Edition.

RETAIL DOORS: GoPro added more than 3,200 new retail doors in 2023.

SUBSCRIPTION MILESTONE: The Company surpassed 2.5 million subscribers, or 12% growth from 2022.

MARKETING ALLIANCES: In 2023 GoPro announced official motorsports partnerships with MotoGP, AMSOIL Championship Off-Road, Pro Motocross Championship, Formula DRIFT, FIA Karting World Championship and Nitrocross.

A GREAT PLACE TO WORK: GoPro was recognized for the third year in a row by Outside Magazine as one of the 50 Best Places to Work – the only company with more than 200 employees to make the list. The Company was also recognized by U.S. News & World Report as one of the best places to work.

Highlights of Executive Compensation Best Practices

The Compensation Committee employs the following governance practices to ensure our ECPs serve our stockholders' long-term interests and drive our pay for performance culture without incentivizing undue risk taking.

What We Do
✓ Compensation and Leadership Committee Independence
The Board maintains a Compensation Committee comprised solely of independent directors.
✓ Compensation and Leadership Committee Advisor Independence
The Compensation Committee engages and retains its own advisors. During 2023, the Compensation Committee engaged Compensia, an independent compensation consulting firm, to assist with its responsibilities.

✓ Annual Compensation Review
The Compensation Committee annually reviews our executive compensation philosophy and strategy, including reviewing the composition of our compensation peer group.
✓ Compensation-Related Risk Assessment Review
We conduct annual evaluations of our compensation programs policies and practices, including our ECPs, to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on GoPro.

✓ “Double-Trigger” Reasonable Change in Control Arrangements
The change in control post-employment compensation arrangements for our executive officers, including our NEOs, are based on a “double-trigger” arrangement that provides for the receipt of payments and benefits only in the event of (i) a change in control of our Company and (ii) a qualifying termination of employment.

✓ Executive Severance Benefits
The Executive Severance Policy is intended to provide specified payments and benefits to certain executive officers (other than the CEO), and other employees of the Company in the event of certain terminations of employment not involving a change in control of the Company. In addition, the Company's employment arrangement with Mr. Woodman provides for the receipt of payments and benefits in the event of a qualifying termination of employment.

✓ Succession Planning
The Compensation Committee periodically reviews and discusses the Company’s executive succession planning with Company management. The Board reviews the risks associated with the Company's most critical executive positions on an annual basis so that we have an adequate succession strategy and have plans in place for these critical positions.

✓ Compensation Recovery Policy
In 2023, the Compensation Committee recommended and the Board approved the Compensation Recovery Policy which was designed to comply with the requirements of the Dodd-Frank Act, as implemented by Nasdaq rules and the SEC’s rules and regulations policy. The Compensation Recovery Policy sets forth the guidelines pursuant to which the Company may recover certain incentive-based compensation payments ("Recoverable Incentive Compensation") made to current and former executive officers and non-executive officers, including officers for purposes of Section 16 of the Exchange Act ("Covered Person") if the Company is required to prepare an accounting Restatement of its financial statements as a result of material noncompliance with any financial reporting requirements under the federal securities laws or misconduct. In the event of a Restatement, the Company will seek to recover, reasonably promptly, all Recoverable Incentive Compensation from any Covered Person during the applicable period (including those Covered Persons who are not executive officers at the time of the Restatement), unless the Compensation Committee determines it is impracticable to do so after exercising a normal due process review of all the relevant facts and circumstances. Such recovery shall be made without regard to any individual’s knowledge or responsibility related to the Restatement. The Compensation Committee may, in its discretion, also undertake such recovery in the event any Covered Person has engaged in Misconduct, as defined in the policy. For more information, see the full text of our Compensation Recovery Policy, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023.

✓ Stock Ownership Guidelines
We maintain stock ownership guidelines for our CEO, President, Chief Financial Officer, Chief Operating Officer, other Section 16 officers and the non-employee directors to align their interests with those of our stockholders.

What We Do Not Do
✗ No Executive Perquisites
We generally do not offer perquisites or other personal benefits to our executive officers, including our NEOs. Our executive officers, including our NEOs, participate in our health and welfare benefit programs on the same basis as all our employees.

✗ No Contribution to Retirement Plans
Other than our Section 401(k) retirement savings plan, which is generally available to all U.S. employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for our management team, including our NEOs. We also do not provide a Company matching contribution to our Section 401(k) retirement savings plan to any executive officer, including our NEOs and other employees.

✗ Prohibition on Hedging and Pledging
Our management team, including our NEOs, and the members of our board of directors, are prohibited from speculating in our equity securities, including the use of short sales, or any equivalent transaction involving our equity securities and from engaging in any hedging or pledging transactions with respect to our equity securities.

✗ No Excise Tax Gross Ups
We do not provide excise tax gross ups on change-in-control payments.
Elements of Our Executive Compensation Program
Compensation Philosophy and Guiding Principles
We have designed our ECPs to reward our executive officers, including our NEOs, at a level consistent with our overall business strategy and financial performance and to provide remuneration sufficient to attract, retain and motivate them to contribute their best efforts in the highly-competitive technology and consumer-oriented environments in which we operate. We have also designed our ECPs to reward our executive officers, including our NEOs, for superior performance. We believe that competitive compensation packages consisting of a combination of base salaries, annual cash bonus opportunities, and long-term incentive compensation opportunities in the form of equity awards that are earned over a multi-year period, enable us to attract top talent, motivate effective short-term and long-term performance and satisfy our retention objectives. As an overarching objective, we seek to design each pay element to align the compensation of our executive officers, including our NEOs, with our corporate performance and long-term value creation for our stockholders. That principle has guided the design of both the annual and long-term incentive compensation of our executive officers, including our NEOs.
The Compensation Committee reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program as it deems necessary and appropriate. While the Compensation Committee considers these factors in its deliberations and places no formal emphasis on any one factor in its overall compensation strategy, our annual executive bonus plan ("Executive Bonus Plan") and performance-based equity awards do assign values to specific performance metrics.
The Compensation Committee will continue to evaluate our compensation philosophy and program objectives as circumstances merit. At a minimum, we expect the Compensation Committee to review our executive compensation program annually and update it as deemed necessary and appropriate.

Compensation Elements
The primary elements of our executive compensation program are: (i) base salary, (ii) annual cash bonus opportunities, and (iii) long-term incentive compensation opportunities in the form of equity awards subject to multi-year vesting. The table below shows each major pay element and the role of and the factors for determining the amount of each element. Percentages in the table below are the averages of pay components at target levels for our NEOs, including our CEO and excluding Kevin Hinge who resigned from GoPro on May 19, 2023.

Compensation Element	What This Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, level of experience, expected future performance and contributions.
Provides competitive level of fixed compensation determined by the market value of the position, and the qualifications, experience and performance expectations of each executive officer and each position.

Annual cash bonus	Achievement of pre-established corporate and individual performance objectives.
Motivate our executive officers to achieve, during the fiscal year, (i) short-term financial and operational performance objectives, and (ii) individual performance objectives. Performance levels are established to motivate our executive officers to achieve or exceed performance objectives.

Long-term incentives	Corporate and individual performance that enhance long-term stockholder value. Vesting requirements promote retention of highly-valued executive officers.
Annual (i) stock options and restricted stock units (“RSUs”) that vest over four years, based on continued service, and (ii) performance stock units (“PSUs”) that are subject to both a performance-based vesting condition (as determined by the compensation and leadership committee) and a service-based vesting condition, each of which provides a variable “at risk” pay opportunity. Because the ultimate value of these equity awards is directly related to the market price of our Class A common stock, and the awards are subject to vesting over an extended period of time, they serve to focus our executive officers on the creation and maintenance of long-term stockholder value and help us attract, retain, motivate, and reward our executive officers.

2023 NEO Compensation at a Glance
Our executive officers also participate in the standard employee benefit plans available to most of our employees. In addition, our executive officers are eligible for post-employment payments and benefits under certain circumstances (severance and change in control payments and benefits). Each of these compensation elements is discussed in detail below, including a description of each element and how it fits into our overall executive compensation program and a discussion of the amounts of compensation paid to our executive officers, including our NEOs, in 2023 under each of these elements.
Base Salary

We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a stable and highly qualified management team. Base salaries for our executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, and to maintain internal parity across our executive team.
Generally, we take into consideration peer market data provided by our independent compensation consultant, Compensia, the recommendations of our CEO, as well as the factors described in Compensation Setting Process, below, for the role we are looking to fill. We establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire such executive officer, considering the position, responsibilities, qualifications, experience and the base salaries of our other executive officers with similar performance and tenure. The Compensation Committee reviews the proposed base salaries for appointed executive officers at the time of offer or promotion and thereafter, on an annual basis, the Compensation Committee reviews the base salaries of our executive officers, including our NEOs.
Annual Cash Bonuses
Our executive officers, including our NEOs, are participants in our annual Executive Bonus Plan, pursuant to which we generally use annual cash bonus opportunities to motivate participants to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual cash bonuses are intended to help us to deliver a competitive target total direct compensation opportunity to our executive officers. Annual cash bonuses for our executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for top talent, and to maintain internal parity across our executive team.
The Compensation Committee determines annual cash bonus target opportunities for the CEO, the NEOs and participants in our Executive Bonus Plan based upon peer group data with the goal to ensure that the Company remains competitive with the compensation received by other individuals in similar positions at the companies with which we compete for talent, and to maintain internal parity across our executive team. Such determination aresubject to adjustment in certain circumstances, such as mid-year changes in base salary and leaves of absence. Overall funding of the bonus pool is generally determined by reference to corporate performance measures, but the compensation and leadership committee can, at its discretion, adjust individual participants’ bonuses, based on each participant’s individual performance with the recommendation from our CEO (except with respect to his own bonus). Individual performance goals for each participant are generally identified by the Compensation Committee at the beginning of the year in discussions with our CEO (except with respect to his own performance goals). These goals may be quantitative or qualitative in nature, depending on the organizational priorities for a given year, and they typically focus on key departmental or operational objectives or functions. Most of these goals are intended to provide a set of common objectives that facilitate collaborative management and engagement, although participants could also be assigned individual performance goals.
In February 2023, the Compensation Committee determined that continuing a semi-annual bonus plan was appropriate for 2023 in order to motivate participants to achieve our short-term financial and operational objectives while continuing to make progress towards our longer-term growth and other goals. The 2023 corporate performance measure weightings were 50% net revenue and 50% paid subscriptions in the first half (with a combined maximum of 100%) and 33.3% net revenue, 33.3% paid subscriptions and 33.3% pre-tax profit/loss in the second half (with a combined maximum of 99.9%). The first half bonus payout was capped at 100% (20% of total target) while the full year payout had upside of up to 150% of target.
The Compensation Committee believed these performance measures and weightings were appropriate for our business in 2023, as we continued to focus on our top and bottom line while growing our subscription business. The Compensation Committee established target performance levels for each measure at levels that it believed to be attainable based upon the then-existing business environment, through the successful execution of our annual operating plan.
Long-Term Incentives/Equity Awards
We use long-term incentive compensation opportunities in the form of equity awards to motivate our executive officers, including our NEOs, by providing them with the opportunity to build an equity interest in GoPro and to share in the potential appreciation in the value of our Class A common stock.
Generally, in determining the size of the equity awards granted to our executive officers, including our NEOs, the Compensation Committee takes into consideration the recommendations of our CEO (except with respect to his own equity award), as well as the factors described in Compensation Setting Process, below. The Compensation Committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, may have on stockholder value.

Annual equity awards are granted to our executive officers, including our NEOs, in the form of (i) stock options, which represent the right to purchase shares of our Class A common stock at a price equal to the fair market value of our Class A common stock on the date of grant subject to time-based vesting; (ii) RSUs, which represent the right to receive shares of our Class A common stock subject to time-based vesting; and (iii) PSUs, which represent the right to receive shares of our Class A common stock subject to both achievement of one or more corporate performance measures and time-based vesting. The proportion and mix of long-term equity vehicles (time-based stock options, RSUs, and PSUs) is determined by the Compensation Committee each year (see “Executive Compensation Decisions for 2023 – Long-Term Incentive Compensation” below). The Compensation Committee evaluates equity vehicles annually to determine which form, proportion and mix of equity best aligns executive incentives with the long-term interests of our stockholders. The Compensation Committee may also choose to utilize other performance-based equity vehicles.
On February 16, 2023, the Compensation Committee granted PSUs to Nicholas Woodman, Brian McGee, Eve Saltman and Dean Jahnke. These 2023 PSUs were designed to be earned between 0% and 150% of a target number of shares subject to each award based upon achievement of two annual performance measures: (1) a threshold profitability level to a maximum profitability level, and (2) a threshold paid subscription hurdle to a maximum paid subscription hurdle. 50% of each 2023 PSU award was to be earned (if at all) based on satisfaction of the profitability threshold requirement and the other 50% of each 2023 PSU award was to be earned (if at all) based on satisfaction of the subscription threshold requirements. To the extent actually earned, the 2023 PSUs are subject to time-based vesting requirements, with one-third of the total number of shares earned under each 2023 PSU award vesting on the initial vesting date of February 15, 2024 and an additional one-twelfth of the total number of shares earned vesting quarterly thereafter, contingent upon recipient remaining in continuous service to GoPro through each vesting date. The threshold profitability level and threshold subscription hurdle for the 2023 PSUs as discussed in the Long-Term Incentive Compensation for NEO's section below, represented a level of performance that the Compensation Committee believed our executive team could achieve with diligent effort in the then-existing business environment.
Welfare and Health Benefits
We maintain a tax-qualified retirement savings plan under Section 401(k) of the Internal Revenue Code for our U.S. employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service, that provides them with an opportunity to save for retirement on a tax-advantaged basis. We intend for this plan to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until distributed from the plan. Under the plan, pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. All participants’ interests in their deferrals are 100% vested when contributed to this plan.Globally, we maintain retirement programs for our non-US employees where applicable. We do not provide a company match to our Section 401(k) plan for any participant, including our employees, NEOs or other participants whose compensation is subject to Compensation Committee oversight.

In addition, we provide certain other benefits to our executive officers, including our NEOs, on the same basis as all our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage and discretionary time-off. We do not offer our employees a non-qualified deferred compensation plan, a defined benefit pension plan or an actuarial plan.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees’ needs.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant element of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including our NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2023, none of our NEOs received perquisites or other personal benefits that were, in the aggregate, valued at $10,000 or more. In the future, we may provide perquisites or other personal benefits to our executive officers where we believe it serves a sound business purpose. We do not expect that any future perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Further Considerations for Setting Executive Compensation

Compensation-Setting Process
Role of the Compensation and Leadership Committee
The Compensation Committee is responsible for establishing our overall compensation philosophy and reviewing and approving our executive compensation program, including the specific compensation of our executive officers, including our NEOs. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers including our CEO and, as noted previously, in 2023 retained Compensia, an independent compensation consulting firm, as further discussed below. The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on our investor relations website.
In determining our overall compensation philosophy and approving the compensation of our executive officers, including our NEOs, the Compensation Committee is assisted by Compensia, as well as our CEO, and our executive compensation staff to formulate recommendations with respect to specific compensation actions. In determining the overall compensation setting philosophy and approving the compensation of our CEO, the Compensation Committee is assisted by Compensia and our executive compensation staff to formulate recommendations with respect to the CEO's compensation. The Compensation Committee makes all final decisions regarding compensation for our executive officers and CEO, including base salary levels, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentive compensation opportunities in the form of equity awards that are earned over a multi-year period. The Compensation Committee meets on a regularly scheduled basis and at other times as needed and periodically reviews compensation matters with the Board.
Annually, the Compensation Committee reviews our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions and decisions (i) are properly coordinated, (ii) are aligned with our vision, mission, values and corporate goals, (iii) provide appropriate short-term and long-term incentives for our executive officers, (iv) achieve their intended purposes and (v) are competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent. Following this assessment, the Compensation Committee may make any necessary or appropriate modifications to our existing plans and arrangements or adopt new plans or arrangements.
The Compensation Committee also conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the Compensation Committee reviews market trends and changes in competitive compensation practices, as described below.
The factors considered by the Compensation Committee in determining the compensation of our executive officers, including our NEOs, include:
•the recommendations of our CEO (except with respect to his own compensation), with the advice of our executive compensation staff;
•our financial and other objective elements of corporate performance;
•our corporate and individual achievements measured against short-term and long-term performance objectives;
•the individual performance of each executive officer against his or her business objectives;
•a review of the relevant competitive market analysis prepared by its compensation consultant (as described below);
•the expected future contribution of the individual executive officer;
•historical compensation decisions we have made regarding our executive officers; and
•internal pay equity based on the impact on our business and performance.
The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in making its decisions. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of GoPro, knowledge of each executive officer, knowledge of the competitive market and business judgment in making their decisions regarding executive compensation and our executive compensation program.

As part of this process, the Compensation Committee evaluates the performance of our CEO each year and makes all decisions regarding his base salary adjustments, target annual cash bonus opportunities, actual cash bonus payments and long-term incentive compensation opportunities in the form of equity awards that are earned over a multi-year period. Our CEO is not present during any of the deliberations regarding his compensation.
Role of our Chief Executive Officer
Our CEO works closely with the Compensation Committee in determining the compensation of our other executive officers, including our other NEOs. Our CEO works with the Compensation Committee to recommend the structure of the annual Executive Bonus Plan, to identify and develop corporate and individual performance objectives for the annual Executive Bonus Plan, and to evaluate actual performance against the selected performance measures.
At the beginning of each year, our CEO reviews the performance of our other executive officers, including our other NEOs, for the previous year, and makes recommendations to the compensation and leadership committee for each element of compensation. The Compensation Committee then reviews these recommendations and considers the other factors described above and makes decisions as to the target total direct compensation opportunity of each executive officer (other than our CEO), as well as each individual compensation element.
While the Compensation Committee will consider our CEO’s recommendations, as well as the competitive market analysis prepared by its compensation consultant ,these recommendations and market data serve as only two of several factors that the Compensation Committee considers in making its decisions with respect to the compensation of our executive officers. No executive officer participates in the determination of the amounts or elements of his or her own compensation.
Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as determined in its sole discretion, to assist in carrying out its responsibilities. The Compensation Committee has the authority to make all determinations regarding the engagement, fees and services of these advisors, and any such advisor reports directly to the Compensation Committee.
Accordingly, the Compensation Committee has engaged Compensia based on its expertise and reputation to provide information, analysis and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the Compensation Committee by Compensia in 2023 included the following:
•research, analysis and development of a proposed updated compensation peer group;
•advice with respect to compensation best practices, regulatory developments and market trends for executive officers and the non-employee members of our board of directors;
•an analysis of long-term incentive equity practices currently used by our compensation peer group and advised on the adjustment and design of our long-term incentive compensation plans;

• an analysis of the levels of overall compensation and each element of compensation for our executive officers;
•adjustment and design advice on our annual Executive Bonus Plan; and
• ad hoc advice and support throughout the year.
Compensia was also retained by the Nominating Committee to conduct an analysis of the levels of overall compensation and each element of compensation for the non-employee members of the Board.

Representatives of Compensia attend all meetings of the Compensation Committee and communicate with the Compensation Committee outside of meetings. Compensia reports to the Compensation Committee rather than to management, although Compensia may meet with members of management, including our CEO, and members of our executive compensation staff, for purposes of gathering information on proposals that management may make to the Compensation Committee.
The Compensation Committee has assessed the independence of Compensia considering, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable Nasdaq listing standards and has concluded that its relationship with Compensia and its respective work on behalf of the Compensation Committee has not raised any conflict of interest.
Compensation Peer Group
Given our unique history and business, market competitors and geographical location, the Compensation Committee believes that the competitive market for executive talent includes a broad range of publicly traded technology companies, including Internet-based consumer, product, and services companies. Accordingly, the Compensation Committee develops a compensation peer group to contain a carefully selected cross-section of public companies using the factors described below, with revenues and market capitalizations that are similar to ours and that may also compete in a similar market for executive talent.
Each year, in the fourth quarter, the Compensation Committee reviews its standards and benchmarks for setting executive compensation for our executive officers, including our NEOs, for the upcoming year. The Compensation Committee benchmarks executive compensation elements such as base salary, annual bonus and equity factors from a group of peer companies. In November 2022, the Compensation Committee directed Compensia to review and update our existing compensation peer group to be used as a reference for market positioning and for assessing competitive market practices in connection with making 2023 executive compensation decisions. Compensia reviewed the pool of U.S.-based publicly traded companies, taking into consideration our industry sector, the size of such companies (based on revenues and market capitalization) relative to our size and growth rate, and the following additional factors:
•the comparability of the company’s primary sales channels, including via the Internet;
•the company’s consumer products and/or business services focus;

•the comparability of the company’s operating history;
•the comparability of the company’s organizational complexities and growth attributes;
•the stage of the company’s maturity curve (which increases its likelihood of attracting the type of executive talent for whom we compete); and
•the comparability of the company’s operational performance (for consistency with our strategy and future performance expectations).
Following this review, Compensia recommended to the Compensation Committee a compensation peer group of 19 information technology and consumer-oriented companies, which the Compensation Committee subsequently approved. The peer companies were selected by targeting revenues ranging from $588 million to $2.9 billion and market capitalizations ranging from $234 million to $3.7 billion, and identifying companies with similar consumer product and subscription businesses. The Compensation Committee reviewed the compensation data drawn from the compensation peer group to develop a representation of the “competitive market” specifically tailored to GoPro with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluated how its contemplated compensation actions and decisions compared to the competitive market. The 2023 compensation peer group differs slightly from the 2022 compensation peer group due to the removal of Crocs, MoneyGram International and Topgolf Callaway Brands as their size and business model were no longer a suitable fit for comparison purposes. New additions included Alarm.com Holdings, Corsair Gaming, Vivint Smart Home and VIZIO Holding. The Compensation Committee believes the changes to the compensation peer group create better alignment with respect to key financial criteria and companies in comparable industries.
The companies comprising the 2023 compensation peer group are as follows:

Acushnet Holdings	Gogo	Plantronics (Poly)	Vista Outdoor
Axon Enterprise	Groupon	Shutterstock	Vivint Smart Home
Alarm.com Holdings	iRobot	Sonos	VIZIO Holding
Corsair Gaming	Movado Group	Stitch Fix	YETI Holdings
Fossil Group	NETGEAR	Universal Electronics

The Compensation Committee does not believe that it is appropriate to make compensation decisions, whether regarding base salaries or short-term or long-term incentive compensation, solely using benchmarking as guidance. The Compensation Committee, however, does believe that information regarding the compensation practices at our compensation peer group is useful in two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages. For certain executive positions for which the peer group did not provide sufficient data, the Compensation Committee utilized data from an industry compensation survey vendor for technology companies with revenue ranging from $500 million to $3 billion.

Other Compensation Policies
Compensation Recovery Policy
In November 2023, the Compensation Committee recommended and our Board approved a Compensation Recovery Policy ("CRP") in compliance with Section 10D-1 of the Exchange Act, as amended, and applicable Nasdaq listing standards. The CRP explains when the Company is required to seek recovery of incentive compensation awarded or paid to an executive officer, including our NEOs, or an employee of the Company whose compensation falls under the purview of the Compensation Committee (collectively referred to as "Covered Person").
The CRP provides in the event of a Restatement, as defined below, the Company will seek to recover, reasonably promptly, all recoverable incentive compensation (calculated on a pre-tax bases) received by a Covered Person during the applicable period (including those Covered Persons who are not executive officers at the time of the Restatement) unless the Compensation Committee determines it is impracticable to do so after exercising a normal due process review of all the relevant facts and circumstances. Such recovery shall be made without regard to any individual’s knowledge or responsibility related to the Restatement. The Compensation Committee may, in its discretion, also undertake such recovery in the event any Covered Person has engaged in Misconduct, as defined in the CRP.
The Compensation Committee will not consider the Covered Person's responsibility or fault or lack thereof in enforcing the CRP with respect to all recoverable incentive compensation from any Covered Person. The Compensation Committee has sole discretion to administer the CRP and, subject to applicable law, may seek to recoup such recoverable incentive compensation by requiring any Covered Person to repay such amount to the Company; adjustment to future cash or equity-based compensation payments or awards; by set-off of a Covered Person's other compensation; or by such other means or combination of means as the Compensation Committee in its sole discretion, determines to be appropriate; provided that any decisions with respect to the CEO's compensation shall be subject to ratification by the Board.
“Restatement” means an accounting restatement of any of the Company’s financial statements filed with the SEC under the Exchange Act, or the Securities Act, due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, regardless of whether Covered Person's misconduct was the cause for such restatement. Restatement includes any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (commonly referred to as “Big R” restatements), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (commonly referred to as “little r” restatements).
In the case of Misconduct, as defined in the CRP, if the Compensation Committee determines that a Covered Person committed an act or omission that contributed to the circumstances requiring the accounting restatement and which involved willful, knowing or intentional misconduct or a willful, knowing or intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements, fraud or other illegal conduct, the Company will make a reasonable attempt to recover the amount of any incentive compensation (calculated on a pre-tax basis)

awarded, paid, settled or vested to a Covered Person during the applicable period that the Compensation Committee determines, in its sole discretion, to be appropriate in light of the scope and nature of the misconduct.
Equity Grant Policy
It is our policy to avoid the granting of equity awards close in time to the release of material non-public information, and we have adopted a written equity grant policy to specify the timing of the effectiveness of our equity awards to avoid such a situation. This policy, which we review annually and update as necessary, provides the following guidelines to be observed by the Compensation Committee and our Board in administering the grant of equity awards under our equity compensation plans:
•the Board has delegated to the Compensation Committee the express authority to administer our equity incentive plans including the authority to grant equity as authorized under the applicable and effective equity incentive plan.
•the Board has delegated to the equity management committee (a committee consisting solely of our CEO) the non-exclusive authority to grant equity awards to employees below the level of executive staff vice president (i.e., employees who are not Section 16 officers and who are not listed as members of our management team in the investor relations section of our website) where the awards fall within standard guidelines approved by the Compensation Committee and subject to a limitation on the number of shares of our Class A common stock that may be granted in any year;
•equity awards approved by the equity management committee will be periodically granted on the 15th day of February, May, August or November;
•all equity awards granted outside the equity management committee guidelines or to our employees at or above the level of vice president who serve on our executive staff must be approved by the Compensation Committee; and
•all equity awards to the non-employee members of our Board will be granted automatically in accordance with the terms of our Director Compensation Policy.
Under our equity plans, the exercise price of any option to purchase shares of our Class A common stock may not be less than the fair market value (based on the market closing price) of our Class A common stock on the date of grant.
Stock Ownership Guidelines
The Company maintains stock ownership guidelines to better align the interests of our CEO, President, our Chief Operating Officer, our Chief Financial Officer, our other Section 16 Officers, and our non-employee directors with the interests of our stockholders (we currently do not have an executive with the title of President). Pursuant to the stock ownership guidelines, our CEO is to achieve ownership of our common stock valued at five times his annual base salary within five years of becoming Chief Executive Officer. Our President, Chief Operating Officer, Chief Financial Officer and other Section 16 Officers are to achieve ownership of our common stock valued at two times their annual base salary within five years of becoming subject to the policy. Our non-employee directors are to achieve ownership of our common stock valued at five times the amount of the annual retainer payable to directors within five years of joining our board of directors. The ownership levels of our directors and executive officers as of March 31, 2024, are set forth in the beneficial ownership table elsewhere in this proxy, and all are currently on track to meet their requirement by the deadline, and were in compliance with our stock ownership guidelines as of March 31, 2024.
Derivatives Trading and Hedging and Pledging Policies
The Company's Insider Trading Policy prohibits our employees, including our executive officers, and members of our Board from speculating in our equity securities, including the use of short sales or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging, pledging or monetization transactions or trading on margin and other similar or related arrangements, with respect to the Company securities that they hold. Finally, no employee, including an executive officer, or member of our Board may acquire, sell, or trade in any interest or position relating to the future price of our equity securities.
Rule 10b5-1 Sales Plans
Effective February 27, 2023 our Audit Committee recommended and the Board approved a new Insider Trading Policy in compliance with the Exchange Act and Nasdaq listing requirements which supersedes and replaces the Policy on Securities Trades by GoPro Inc. Personnel and the GoPro, Inc. Requirements for Trading Plans. From time to time, certain of our directors and executive officers, including NEOs have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from the director or executive officer. The director or executive officer may amend or terminate the plan in some circumstances. The adoption, amendment, termination and certain other actions with respect to Rule 10b5-1 plans must comply with the terms of GoPro's Insider Trading Policy, which was recently amended as of February 27, 2023 to comply with the Exchange Act and certain Nasdaq listing requirements.
Frequency of Say-on-Pay Advisory Vote
At our 2021 annual meeting of stockholders, our stockholders selected "annually" as the frequency at which stockholders will vote on a non-binding advisory basis to approve the compensation to be paid by us to our NEOs. After careful consideration, the Nominating Committee and Board recommended and approved that future non-binding advisory votes on compensation of our NEOs be held on an annual basis, beginning at the 2022 annual meeting. The Board believes holding an annual non-binding advisory vote is desirable because it provides immediate and direct input from our stockholders on the compensation policies and practices as disclosed in the proxy statement every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on the compensation of our NEOs, expected to be held at our 2027 annual meeting of stockholders.

Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Tax Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain covered current and former executive officers.
While the Compensation Committee considers the income tax consequences of its compensation actions and decisions, it reserves the right to award compensation to executive officers, including our NEOs, even if the compensation will not be deductible for federal income tax purposes if it determines that doing so is in the best interests of GoPro and its stockholders.
Accounting for Stock-Based Compensation
The Compensation Committee considers the potential accounting treatment in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is FASB ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards.
FASB ASC Topic 718 requires us to recognize the grant date fair value of all share-based payment awards to employees in our financial statements, including grants of options to purchase shares of our Class A common stock as well as RSUs and PSUs that may be settled for shares of our Class A common stock.
FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our executive officers, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).
Compensation-Related Risks
The Board is responsible for the oversight of our risk profile, including compensation-related risks. The Compensation Committee monitors our compensation policies and practices as applied to our employees to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking. Annually, our Compensation Committee conducts a review of our compensation programs, including our executive compensation program, and, based on this review, has determined that the level of risk associated with these programs is not reasonably likely to have a material adverse effect on the Company.
Executive Compensation Decisions for 2023
Base Salary for Named Executive Officers
In February 2023, the Compensation Committee approved the CEO's base salary of $850,000, which is the same as his base salary for 2022, with such approval effective January 1, 2023. In February 2023, the Compensation Committee also reviewed the base salaries for Mr. McGee, Ms. Saltman, Mr. Hinge and Mr. Jahnke based on a competitive market analysis prepared by Compensia as well as the performance of these NEOs as evaluated by our CEO. At that time, the Compensation Committee approved base salary increases of 0% to 4% with a base salary of

$730,000 for Mr. McGee, $489,000 for Ms. Saltman, $449,500 for Mr. Jahnke and $410,000 for Mr. Hinge, with such approval effective January 1, 2023.
The base salaries of our NEOs during 2023 are set forth in the “2023 Summary Compensation Table” below.
Annual Cash Bonuses for Named Executive Officers
In February 2023, the Compensation Committee designed cash bonus opportunities for our executive officers, including our NEOs under the 2023 Executive Bonus Plan. The Compensation Committee selected revenue, pre-tax profit/loss and paid subscriptions as the performance measures for the 2023 annual cash bonus opportunities for our executive officers, and also established the related threshold and target performance levels for each of these measures. The 2023 performance category weightings were 50% revenue, and 50% paid subscriptions in the first half with a combined maximum of 100% and 33.3% revenue, 33.3% paid subscriptions and 33.3% pre-tax profit/loss in the second half with a maximum of 150% of target for the full year. The weighting of the bonus opportunity in the first half of the year was 20% of the full year bonus target and the bonus opportunity in the second half of the year was 80% of the full year bonus target.
Under the 2023 Executive Bonus Plan, the performance measures involving our financial results could be determined in accordance with GAAP, or such financial results could consist of non-GAAP financial measures, subject to adjustment by the Compensation Committee for one-time items or unbudgeted or unexpected items when determining whether the target levels for the performance measures had been met. A reconciliation of the differences to the most comparable GAAP financial measure is provided in "Appendix B: Reconciliation of GAAP to Non-GAAP Financial Measures".

Individual payouts of between 0% and 130% of funded bonuses (with the aggregate individual payouts not to exceed the overall funding level of the plan itself) would also reflect individual performance, based on a review of each executive officer’s actual performance during the year as determined by our Compensation Committee.
Target Bonus Opportunities
For 2023, the target annual cash bonus opportunities for each of our NEOs under the 2023 Executive Bonus Plan, as noted above in the Annual Cash Bonuses section, expressed as a percentage of his or her annual base salary, were set by our Compensation Committee as follows:

Named Executive Officer	Annual Base Salary ($)	Target Bonus Opportunity (as a percentage of base salary) (%)	Target Bonus Opportunity ($)
Nicholas Woodman	850,000	100	850,000
Brian McGee	730,000	100	730,000
Eve Saltman	489,000	75	366,750
Dean Jahnke (1)	449,500	75	337,125
Kevin Hinge	410,000	75	307,500

(1)Mr. Jahnke's target bonus opportunity (as a percentage of base salary) includes a split reflecting 50% on the Executive Bonus Plan and 25% on the sales incentive plan.

The target financial objectives which includes revenue, subscription and profitability reflected our annual operating plan. Target bonus opportunities as a percentage of an individuals base salary differ among NEOs based on market data, position and level.
Corporate Performance Objectives
For purposes of the 2023 Executive Bonus Plan, the Compensation Committee selected revenue, pre-tax profit/loss and subscriptions as the corporate performance measures, with each corresponding to a plan funding level of between 50% and 150%, based on our actual performance between threshold, target and maximum performance levels. The 2023 performance category weightings were 50% revenue and 50% paid subscriptions in the first half for a combined maximum of 100% and 33.3% revenue, 33.3% paid subscriptions and 33.3% pre-tax profit/loss in the second half with a maximum of 150% of target for the full year. The first half bonus target was 20% and the second half was 80% of the full year bonus target. The Compensation Committee chose these metrics to prioritize top and bottom line growth as well as our growing subscriptions business. The 2023 Executive Bonus Plan would fund at 0% for actual performance below the threshold level, with the combined component percentages (either a percentage between 50% and 150% or in the event of achievement below 50%, 0%) determining the plan funding percentage of between 50% and 150% calculated on a straight-line basis between the respective threshold and target and maximum percentages. The Compensation Committee established target performance levels for each component at levels that it believed to be challenging, but attainable, through the successful execution of our annual operating plan. The target levels for the 2023 corporate performance measures were as follows:

Metrics & Weights

33%
33%
33%
Revenue
Subscription
Pre-Tax Profit/Loss

20% of each executive's bonus target would be attributable to the period starting January 1, 2023 andending June 30, 2023 (the "First Half" and the "First Half Bonus Target") and 80% to the period starting January 1, 2023 and ending December 31, 2023 (the "Second Half" and the "Full Year Bonus Target"). In addition, each executive officer, including NEOs, would be eligible to earn up to an additional 50% of their Full Year Bonus Target (the "Annual Kicker"). The threshold and target levels of achievement for each corporate performance measure and their respective plan funding percentages, with the actual plan funding percentage with respect to each measure to be determined independently were as follows:
2023 First Half Bonus Metrics

Company Performance Component(1)		Threshold	Target
Revenue (2)	Level of Attainment	$360 million	$391 million
	Component Funding	50%	100%
Subscription (4)	Level of Attainment	2.25 million Paid Subscribers	2.3 million Paid Subscribers
	Component Funding	50%	100%

2023 Full Year Bonus Metrics*

Company Performance Component(1)		Threshold	Target	Maximum
Revenue (2)	Level of Attainment	$920 million	$1,020 million	$1,100 million
	Component Funding	50%	100%	150%
Pre-Tax Profit/Loss (2) (3)	Level of Attainment	$—	$5 million	$22.5 million
	Component Funding	50%	100%	150%
Subscription (4)	Level of Attainment	2.4 million Paid Subscribers	2.5 million Paid Subscribers	2.65 million Paid Subscribers
	Component Funding	50%	100%	150%
*Second Half bonus payouts were based on Full Year bonus metrics

(1)All levels of attainment between the threshold and target or between the target and maximum were subject to linear interpolation in order to determine the component funding percentage.
(2)Revenue was to be calculated by our finance department and verified by our executive management, subject to certification and final approval by our compensation and leadership committee.

(3)Pre-tax profit/loss was to be determined on a non-GAAP basis, which excludes stock compensation expenses, intangible charges, and other one-time charges as appropriate but includes bonus expense (including bonus payments under this 2023 Executive Bonus Plan). A reconciliation of the differences to the most comparable GAAP financial measure is provided in "Appendix B: Reconciliation of GAAP to Non-GAAP Financial Measures”.

(4)Subscription refers to the total number of paid subscribers of the Company’s GoPro Plus subscription services measured as the end of the First Half (ending June 30) and the end of the Second Half (ending December 31).
After the overall level of funding under the 2023 Executive Bonus Plan was determined (between 50% and 150%), our Compensation Committee had the ability to apply discretion based on its assessment of individual performance, ranging from 0% to 130% of individual targets, provided that the aggregate bonus payouts under the 2023 Executive Bonus Plan could not exceed the overall level of funding of the plan itself. Notwithstanding any other provision herein to the contrary, no participant may receive a bonus payment of more than ten million dollars ($10,000,000) under the 2023 Executive Bonus Plan during any year. In 2023, the Compensation Committee did not make any adjustment based on individual performance to any award payouts to any executive officer or NEO.
2023 Performance Results and Bonus Decisions
In August 2023, the Compensation Committee determined that, based on actual 2023 First Half performance with respect to each corporate performance measure, the revenue and subscription results exceeded target. The combined attainment and payout results were capped at 100% of First Half Bonus Target opportunities.
Executive First Half Bonus Attainment and Payout

Metric	Weight	% of Attainment	Weighted Total Payout as a % of target
Revenue	50%	150%	75%
Subscription	50%	150%	75%
			100%
In February 2024, the Compensation Committee determined that, based on actual 2023 Full Year performance, revenue results were between threshold and target, subscription results of 2.51 million paid subscribers were between target and maximum, and pre-tax profit/loss results were below target. Combined attainment was 65% of the Second Half Bonus Target; however, the Compensation Committee reviewed and approved a management proposal that the Compensation Committee should exercise its discretion to reduce the actual bonus payout 61.25%.
Executive Full Year Bonus Attainment and Second Half Payout

Metric	Weight	% of Attainment	Weighted Total Payout as % of Target
Revenue	33.3%	95%	31%
Pre-Tax Profit/Loss	33.3%	0%	0%
Subscription	33.3%	102%	34%
			65%
Actual Payout			61.25%
The resulting level of aggregate payout for both the first half bonus and the second half bonus was 69%.
Long-Term Incentive Compensation
Equity Awards for Named Executive Officers
In 2023, the Compensation Committee reviewed and evaluated a report prepared by Compensia reviewing the various long-term incentive vehicles used by the companies in our peer group and determined that designing a compensation plan using a mix of 60% RSUs and 40% PSUs would be the best approach for us to attract and retain key talent in our industry and align our executive officers’ interests with the long-term interests of our stockholders. The PSU award would be earned only if the Compensation Committee determined that the "Threshold Profitability Hurdle” in pre-tax profit/loss or the "Threshold Subscription Hurdle," had been achieved, each weighted at 50%,or fiscal year 2023. If the Compensation Committee determined that either the Threshold Profitability Hurdle or Threshold Subscription Hurdle had not been achieved, none of the shares for the applicable performance measure would vest. If only one of the performance measures were achieved, the shares for that particular performance metric would be considered earned. If neither performance metric were achieved, then the entire grant would be immediately cancelled in full without consideration.

Company Performance Target		Threshold	Target	Maximum
Pre-Tax Profit/Loss	Level of Attainment	$-	$5 million	$22.5 million
	Component Vesting	25%	100%	150%
Subscription	Level of Attainment	2,400K paid subscribers	2,500K subscribers	2,650K paid subscribers
	Component Vesting	25%	100%	150%
In February 2023, the Compensation Committee awarded Mr. Woodman, Mr. McGee, Mr. Jahnke and Ms. Saltman PSUs that may be settled in shares of our Class A common stock. In addition, our NEOs, other than our CEO, were awarded RSUs that may be settled in shares of our Class A common stock. These awards were based on the competitive market for their respective roles, an evaluation of their performance in 2022 and their expected long-term contributions to GoPro. Mr. Hinge resigned as our Senior Vice President, Chief Supply Officer effective on May 19, 2023 terminated his employment with the Company on May 19, 2023. He was not granted any stock options, restricted stock units (RSUs) or performance stock units (PSUs) in 2023.
In February 2024, the Compensation Committee determined that, based on actual 2023 full year performance, subscription results of 2.51 million paid subscribers were between target and maximum, and pre-tax profit/loss results were below target. Combined attainment was 51.11% of PSU targets.
Executive PSU Attainment and Payout

Metric	Weight	% of Attainment	Weighted Total Payout as % of Target
Pre-Tax Profit/Loss	50%	0%	0%
Subscription	50%	102%	55.11%
			51.11%
The equity awards granted to our NEOs in 2023 are set forth in the “2023 Summary Compensation Table” and the “2023 Grants of Plan-Based Awards Table” below.
Severance and Change in Control Arrangements
Employment Arrangements
We have entered into written employment offer letters with each of our executive officers, including our CEO and our other NEOs. Each of these arrangements were approved by the Board or the Compensation Committee.
In entering into these arrangements, the Board or the Compensation Committee, as applicable, was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a dynamic and ever-changing environment. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a highly-competitive labor market. At the same time, the

Board or the Compensation Committee, as applicable, was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.
Each of these employment arrangements provides for “at will” employment and sets forth the initial or ongoing compensation arrangements for the NEO, including an initial or ongoing base salary, a target annual cash bonus opportunity, and, in some instances, a recommendation for an equity award in the form of stock options, RSUs, and/or PSUs.
For a summary of the material terms and conditions of the employment arrangements with each of our NEOs, see “Employment, Severance and Change in Control Agreements” below.
Change in Control and Severance Policy
In January 2014, we adopted a Change in Control and Severance Policy, with payments and benefits triggered by a qualifying termination of employment in the event of a change in control of the Company applicable to our executive officers, including our NEOs and certain other employees, pursuant to which each individual entered into a written agreement governing such situations. We believe that the severance policy serves several objectives. First, it eliminates the need to negotiate separation payments and benefits on a case-by-case basis. Second, it helps assure an executive officer that his or her severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure. Third, it incentivizes our executive officers to remain employed and focused on their responsibilities during the pendency or negotiation of a change in control transaction, which we believe would help to preserve our value and the potential benefit to be received by our stockholders in the transaction. Finally, the Change in Control and Severance Policy is easier for us to administer than individually negotiated severance agreements, as it requires less time and expense in negotiation and execution.
The agreements with our executive officers, including each of our NEOs (other than our CEO) require us to provide certain payments and benefits upon a qualifying termination of employment, which includes a termination of employment without cause or where the NEO resigns with good reason, within three months preceding or 12 months following a change in control of our company. The receipt of these payments and benefits is contingent upon the NEO’s execution, delivery, and non-revocation of a release and waiver of claims satisfactory to us following the NEO's separation from service. In addition, for six months following the termination of employment, and as a condition to the payments and benefits, the NEO must cooperate with any transition efforts that we request and must not disparage us, or our directors, officers or employees. As noted in the following paragraph, our CEO, is no longer a party to this type of agreement.
We entered into an employment letter with Mr. Woodman in June 2014, the terms of which supersede in their entirety the change in control and severance agreement he executed in January 2014. This employment letter sets forth the post-employment compensation arrangements for Mr. Woodman in the event of a qualifying termination of employment in connection with a change in control of GoPro.

For descriptions of the change in control severance arrangements with each of our NEOs, including an estimate of the amount payable upon a qualifying termination of employment, see “Arrangements with Our Named Executive Officers” below.
Executive Severance Policy
Subject to executing a written agreement setting forth the terms and conditions of the Executive Severance Policy, our senior leadership team, including all of our NEOs (other than our CEO) and all our employees with the title of Vice President may receive payments and benefits under our Executive Severance Policy.
Under the Executive Severance Policy, if a participant undergoes a qualifying termination of employment (as defined in the Executive Severance Policy) and executes an irrevocable general release of claims in favor of GoPro within 60 days following such qualifying termination of employment, we will provide the participant the following severance payments and benefits (in addition to compensation and benefits earned by the participant but not yet paid through the termination date):
•Cash Severance. We will pay the participant a cash lump sum equal to 12 months of the participant’s base salary (less applicable deductions and withholding), as in effect immediately prior to the participant’s termination by GoPro or, in the case of voluntary termination by the participant with "good reason" (as defined in the policy), immediately prior to the occurrence of the event constituting good reason.
•COBRA Payments. Subject to the participant timely electing coverage in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), we will continue to pay the employer portions of such insurance premiums for the participant and/or his or her eligible dependents, for up to 12 months following the participant’s termination. Such COBRA subsidies will cease, however, if a participant becomes eligible for comparable group medical, dental and/or vision insurance coverage under the plan(s) of a subsequent employer, or if the participant otherwise ceases to be eligible to receive COBRA coverage under our plan(s), before the end of the 12-month period.
If the participant is or becomes eligible to receive any other cash severance payments and benefits from us comparable to those described in the “Cash Severance” paragraph above, including under a “double-trigger” arrangement in connection with a change in control of GoPro (such as under our Change in Control and Severance Policy), the participant will receive the greater of the payments and benefits under the Executive Severance Policy or under the other arrangement (such as the Change in Control and Severance Policy).

Finally, participants in the Executive Severance Policy are required to agree that, during the six-month period following their cessation of employment, they will cooperate with us in every reasonable respect, use their best efforts to assist us with the transition of their duties to their successors and not in any way or by any means disparage GoPro, the members of our board or our officers and employees.
For descriptions of the severance arrangements with each of our NEOs, including an estimate of the amount payable upon a qualifying termination of employment, see “Arrangements with Our Named Executive Officers” below.

REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE
This report of the compensation and leadership committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.
Submitted by the Compensation and Leadership Committee
Susan Lyne, Chair
Peter Gotcher
Lauren Zalaznick

EXECUTIVE COMPENSATION TABLES

2023 Summary Compensation Table

The following table provides information concerning compensation awarded to, earned by or paid to each of our NEOs for 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Nicholas Woodman,	2023	850,000	4,239,108	—	586,500	535	(4)	5,676,143
Chief Executive Officer	2022	850,000	3,615,355	—	325,605	184	(5)	4,791,144
	2021	850,000	3,121,199	—	1,139,000	166	(5)	5,110,365
Brian McGee	2023	730,000	2,067,858	—	503,700	384	(4)	3,301,942
Executive Vice President,	2022	700,000	1,335,720	440,960	268,146	184	(5)	2,745,010
Chief Financial Officer and Chief Operating Officer	2021	575,000	869,475	290,055	577,875	166	(5)	2,312,571
Eve Saltman,	2023	489,000	878,835	—	253,058	461	(4)	1,621,354
Senior Vice President, Corporate & Business Development, Chief Legal Officer, Secretary and Chief Compliance Officer	2022	470,000	567,684	187,410	135,030	184	(5)	1,360,308
	2021	448,895	659,979	220,888	345,182	166	(5)	1,675,110
Dean Jahnke	2023	449,500	878,835	—	260,066	434	(4)	1,588,835
Senior Vice President, Global Sales & Channel Marketing	2022	432,000	567,684	187,410	112,194	184	(5)	1,299,472
	2021	412,000	468,177	156,183	409,019	1,366	(6)	1,446,745
Kevin Hinge,(7)	2023	165,577	—	—	—	—		165,577
Senior Vice President, Chief Supply Chain Officer	2022	410,000	500,894	165,362	117,793	184	(5)	1,194,233
1

(1) The amounts reported in this column represent the aggregate grant date fair value of the RSUs or PSUs, as applicable, made to each NEO in 2023, 2022 and 2021 computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. For all three years, PSUs were included in the mix of equity awards granted to our NEOs and are included in the "Stock Awards" column in the table above, along with time-based RSUs. The performance metrics selected for the PSUs in each year were based solely on internal Company goals for a single fiscal year (FY 2021 - FY 2023 (profitability and subscriptions)), and, as such, the PSUs were determined to be performance awards under FASB ASC Topic 718.

The grant date fair value for both time-based RSU and PSU awards was determined to be equal to the closing price of our Class A common stock on the date of grant.

The number of PSUs that ultimately vest, if any, depends on whether the Company achieves certain levels of performance with respect to the designated performance measures. The grant date fair values of the PSUs included in this column are based on payouts at target, which we determined, in accordance with the applicable stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards at the time of grant. The table below shows the grant date fair value of the PSUs granted during fiscal 2023, assuming that: (i) our performance with respect to those performance measures will be at target levels (i.e., probable performance); and (ii) our performance with respect to those performance measures will be at levels that would result in a maximum payout.

Note that the amounts reported in this column and the table below reflect the accounting cost for these RSUs or PSUs, as applicable, and do not correspond to the actual economic value that may be received by the NEO.
1

Name	Fiscal Year of Grant	Grant Date Fair Value (Target/Probable Performance) ($)	Grant Date Fair Value (Maximum Performance) ($)
Nicholas Woodman	2023	4,239,108	6,358,662
Brian McGee	2023	827,142	1,240,713
Eve Saltman	2023	351,534	527,301
Dean Jahnke	2023	351,534	527,301

(2)The amounts reported in this column represent the aggregate grant date fair value of option awards made to each NEO in 2023, 2022 and 2021 computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. Note that the amounts reported in this column reflect the accounting cost for these options and do not correspond to the actual economic value that may be received by the NEO.
(3)The amounts reported in this column represent the NEO’s annual cash bonus awards, which for 2023, 2022 and 2021, we awarded under the 2023 Executive Bonus Plan, 2022 Executive Bonus Plan and the 2021 Executive Bonus Plan, respectively, based on the compensation and leadership committee’s determination of individual and overall company performance.
(4)Represents the value of corporate merchandise and holiday gift as additional income which is provided to all employees.
(5)Represents the value of corporate merchandise as additional income which is provided to all employees.
(6)Represents $1,200 in waived medical reimbursement and an additional $166 in value of corporate merchandise as additional income which is provided to all employees.
(7)Mr. Hinge resigned as our Senior Vice President, Chief Supply Officer effective on May 19, 2023. He was not granted any stock options, restricted stock units (RSUs) or performance stock units (PSUs) in 2023.

2023 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in 2023 for each of our NEOs under any plan. This information supplements the information about these awards set forth in the 2023 Summary Compensation Table. All options and stock awards represented in the table below were granted pursuant to our 2014 Plan, unless otherwise noted.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Award Type	Grant Date	Approval Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)(4)	Target (#)(4)	Maximum (#)(4)	All Other Stock Awards: Number of Shares or Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Nicholas Woodman	Cash	N/A	—	425,000	850,000	1,275,000
	PSU(6)	02/16/2023	02/16/2023	—	—	—	183,036	732,143	1,098,215	—	—	—	4,239,108
Brian McGee	Cash	N/A	—	365,000	730,000	1,095,000	—	—	—	—	—	—	—
	PSU(6)	02/16/2023	02/16/2023	—	—	—	35,714	142,857	214,286	—	—	—	827,142
	RSU(7)	02/16/2023	02/16/2023	—	—	—	—	—	—	214,286	—	—	1,240,716
Eve Saltman	Cash	N/A	—	183,375	366,750	550,125	—	—	—	—	—	—	—
	PSU(6)	02/16/2023	02/16/2023	—	—	—	15,179	60,714	91,071	—	—	—	351,534
	RSU(7)	02/16/2023	02/16/2023	—	—	—	—	—	—	91,071	—	—	527,301
Dean Jahnke	Cash	N/A	—	168,563	337,125	505,688	—	—	—	—	—	—	—
	PSU(6)	02/16/2023	02/16/2023				15,179	60,714	91,071	—	—	—	351,534
	RSU(7)	02/16/2023	02/16/2023	—	—	—	—	—	—	91,071	—	—	527,301
Kevin Hinge(8)	Cash	N/A	—	131,400	262,800	394,200	—	—	—	—	—	—	—

(1)As set forth under the 2023 Executive Bonus Plan, the threshold amount represents corporate financial performance of (i) achievement of revenue at $920 million, (ii) achievement of pre-tax profit/loss of $0 and (iii) achievement of the GoPro Subscription paid subscribers of 2,400,000, which, together, would result in an overall plan funding level of 50% and individual bonus payouts at 50% of annual target bonus opportunities for 2023, subject to adjustment by the Compensation Committee. For additional details on the breakout of first half and full year threshold amounts, see "Annual Cash Bonuses for NEOs" above.
(2)As set forth under the 2023 Executive Bonus Plan, the target amount represents corporate financial performance of (i) achievement of revenue at $1.02 billion, (ii) achievement of pre-tax profit/loss of $5 million and (iii) achievement of the GoPro Subscription paid subscribers of 2,500,000 which, together, would result in an overall plan funding level of 100% and individual bonus payouts at 100% of annual target bonus opportunities for 2023, subject to adjustment by the Compensation Committee. For additional details on the breakout of first half and full year maximum amounts, see "Annual Cash Bonuses for NEOs" above.
(3)As set forth under the 2023 Executive Bonus Plan, the maximum amount represents corporate financial performance of (i) achievement of revenue at $1.1 billion, (ii) achievement of pre-tax profit/loss of $22.5 million and (iii) achievement of the GoPro Subscription paid subscribers of 2,650,000 which, together, would result in an overall plan funding level of 150% and individual bonus payouts at 150% of annual target bonus opportunities for 2023, subject to adjustment by the Compensation Committee. For additional details on the breakout of first half and full year maximum amounts, see "Annual Cash Bonuses for NEOs" above.
(4)The amounts in these columns represent the threshold, target, and maximum number of shares that may be earned and vest with respect to PSUs granted during fiscal 2023.
(5)The amounts reported in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. The grant date fair value for PSU awards was computed based on achievement of the PSU awards’ performance at 100% of the target number of shares granted, which was the probable outcome of the performance conditions on the grant date. The grant date fair value for both RSUs and PSUs was determined to be equal to the closing price of our Class A common stock on date of grant. Note that the amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the NEO.
(6)The PSUs granted on February 16, 2023, are scheduled to vest between February 15, 2024, and February 15, 2026, subject to the satisfaction of the defined performance conditions for the performance period beginning on January 1, 2023, and ending on December 31, 2023, as determined by the committee.

The determination of the number of PSUs granted which are ultimately deemed to have been earned will be based on two equally-weighted metrics, the Profitability Attainment Metric (50% of the PSUs granted) and the Subscription Attainment Metric (50% of the PSUs granted). If the committee determines both the Threshold Profitability Hurdle and the Threshold Subscription Hurdle have not been achieved, none of the shares under the PSU awards will vest and all PSUs subject to the award will immediately be forfeited in their entirety. If the committee determines that the Threshold Hurdle of one or both metrics has been achieved or exceeded, the number of PSUs earned will be determined according to the Hurdle Schedule and the earned PSUs subject to that Hurdle will then be subject to the time-based vesting schedule described below.

	% PSUs Granted that are Earned
Performance Metric	Threshold	Target	Maximum
50% Profitability Attainment Hurdle	25%	100%	150%
50% Subscription Attainment Hurdle	25%	100%	150%

If the achievement against either of the Hurdles falls between the Threshold and the Target or between the Target and the Maximum, the committee will determine the number of PSUs subject to that metric which will be deemed to have been earned and become subject to the time-based vesting.

After the number of earned PSUs has been determined, 1/3rd of the earned PSUs will vest on the later of (x) February 15, 2024, or (y) the date when the committee determines the Hurdle(s) achieved, and the remaining earned PSUs will vest quarterly thereafter as to 1/12th of the earned PSUs on the 15th of each of February, May, August and November, subject to the participant’s continued service to the Company through each vesting date. Earned but unvested PSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.

(7)    One-fourth of the total RSUs granted will vest on February 15, 2024, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.

(8)    Mr. Hinge resigned as our Senior Vice President, Chief Supply Officer effective on May 19, 2023. He was not granted any stock options, restricted stock units (RSUs) or performance stock units (PSUs) in 2023.

Outstanding Equity Awards at December 31, 2023 Table

The following table provides information concerning unexercised options, stock that has not vested and outstanding equity incentive plan awards for each NEO as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Options Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Award Type	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(2)	Award Type	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Nicholas Woodman	—	—	—	—	PSU(3)	42,485	147,423	N/A	—	—
	—	—	—	—	PSU(4)	96,790	335,861	N/A	—	—
	—	—	—	—	PSU(5)	374,198	1,298,467	N/A	—	—
Brian McGee	30,000(6)	0	28.54	10/14/2025	RSU(7)	36,253	125,798	N/A	—	—
	86,800(8)	0	10.71	02/02/2026	RSU(9)	36,641	127,144	N/A	—	—
	113,636(10)	0	9.44	02/14/2027	RSU(12)	76,766	266,378	N/A	—	—
	25,184(13)	0	5.74	05/14/2028	RSU(14)	214,286	743,572	N/A	—	—
	95,819(15)	0	7.55	05/14/2029	PSU(3)	3,946	13,693	N/A	—	—
	84,394(16)	6,029(16)	4.08	02/17/2030	PSU(4)	11,919	41,359	N/A	—	—
	44,874(17)	18,479(17)	7.91	02/22/2031	PSU(5)	73,014	253,359	N/A	—	—
	39,994(18)	47,266(18)	8.70	02/16/2032
Eve Saltman	138,889(19)	0	5.58	04/15/2028	RSU(7)	20,302	70,448	N/A	—	—
	42,265(15)	0	7.55	05/14/2029	RSU(9)	21,139	73,352	N/A	—	—
	65,643(16)	3,376(16)	4.08	02/17/2030	RSU(11)	5,338	18,523	N/A	—	—
	25,889(17)	10,661(17)	7.91	02/22/2031	RSU(12)	32,626	113,212	N/A	—	—
	5,953(20)	3,265(20)	9.89	05/16/2031	RSU(14)	91,071	316,016	N/A	—	—
	16,997(18)	20,089(18)	8.70	02/16/2032	PSU(3)	2,277	7,901	N/A	—	—
	—	—	—	—	PSU(3)	575	1,995	N/A	—	—
	—	—	—	—	PSU(4)	5,065	17,576	N/A	—	—
	—	—	—	—	PSU(5)	31,031	107,678	N/A	—	—
Dean Jahnke	9,600(21)	0	16.39	04/30/2024	RSU(7)	20,302	70,448	N/A	—	—
	55,626(22)	0	5.83	08/14/2028	RSU(9)	19,730	68,463	N/A	—	—
	60,976(15)	0	7.55	05/14/2029	RSU(12)	32,626	113,212	N/A	—	—
	77,643(16)	3,376(16)	4.08	02/17/2030	RSU(14)	91,071	316,016	N/A	—	—
	24,163(17)	9,950(17)	7.91	02/22/2031	PSU(3)	2,126	7,377	N/A	—	—
	16,997(18)	20,089(18)	8.70	02/16/2032	PSU(4)	5,065	17,576	N/A	—	—
	—	—	—	—	PSU(5)	31,031	107,678	N/A	—	—
Kevin Hinge(23)	—	—	—	—	—	—	—	—	—	—

(1)Represents the fair market value of a share of our Class A or Class B common stock, as applicable. For options granted pre-IPO, market value of our common stock was determined by our board of directors on the date of grant. For options granted after our IPO, market value is the closing price of our Class A common stock on the date of grant.
(2)The amounts in these columns represent shares underlying RSUs with service-based vesting requirements, including PSUs for which the performance conditions have been satisfied but are subject to additional time-based service requirements. The PSUs for which the performance conditions have been satisfied continue to be denoted as "PSUs" in these columns for reference. The share numbers and values for the 2021 PSUs for which the performance conditions have been met reflect an upward adjustment to 129.2% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 2, 2022. The share numbers and values for the 2022 PSUs for which the performance conditions have been met reflect a downward adjustment to 55.9% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 06, 2023.The share numbers and values for the 2023 PSUs for which the performance conditions have been met reflect a downward adjustment to 51.11% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 8, 2024.
(3)After the number of earned PSUs was determined by the compensation and leadership committee on February 02, 2022, 1/3rd of the earned PSUs vested on February 15, 2022, and the remaining earned PSUs will vest quarterly on the 15th of each of February, May, August and November, until the PSUs are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested PSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(4)After the number of earned PSUs was determined by the compensation and leadership committee on February 6, 2023, 1/3rd of the earned PSUs vested on February 15, 2023, and the remaining earned PSUs will vest quarterly on the 15th of each of February, May, August and November, until the PSUs are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested PSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(5)After the number of earned PSUs was determined by the compensation and leadership committee on February 8, 2024, 1/3rd of the earned PSUs vested on February 15, 2024, and the remaining earned PSUs will vest quarterly on the 15th of each of February, May, August and November, until the PSUs are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested PSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(6)One-fourth of the total options granted vested on September 28, 2016, and an additional 1/48th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(7)One-fourth of the total RSUs granted vested on February 15, 2021, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(8)One-fourth of the total options granted vested on February 3, 2017, and an additional 1/48th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(9)One-fourth of the total RSUs granted vested on February 15, 2022, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company
(10)One-sixth of the total options granted vested on August 15, 2017, and an additional 1/36th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(11)One-fourth of the total RSUs granted vested on May 15, 2022, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to Ms. Saltman’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between Ms. Saltman and the Company.
(12)One-fourth of the total RSUs granted vested on February 15, 2023, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(13)One-fourth of the total options granted vested on February 15, 2019, and an additional 1/48th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(14)One-fourth of the total RSUs granted vested on February 15, 2024, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(15)One-fourth of the total options granted vested on February 15, 2020, and an additional 1/48th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(16)One-fourth of the total options granted vested on February 15, 2021, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and service agreement between the participant and the Company.
(17)One-fourth of the total options granted vested on February 15, 2022, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and service agreement between the participant and the Company.
(18)One-fourth of the total options granted vested on February 15, 2023, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and service agreement between the participant and the Company.
(19)One-fourth of the total options granted vested on March 29, 2019, and an additional 1/48th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(20)One-fourth of the total options granted will vest on May 15, 2022, and an additional 1/48th will vest monthly thereafter until the options are fully vested, subject to Ms. Saltman’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested subject to the terms of the change in control and severance agreement between Ms. Saltman and the Company.
(21)One-fourth of the total options granted vested on March 31, 2015, and an additional 1/48th vested monthly thereafter until the options were fully vested. Mr. Jahnke received this stock option award on May 01, 2014, prior to our IPO under the 2010 Plan. All options under the 2010 Plan entitle the option holder to conduct a cash exercise and request that our Class B common stock be issued to settle the exercise. Any other exercise type, and a cash exercise absent such a request, would be settled in our Class A common stock. These options are now fully vested. This option is set to expire at the end of the 10-year contractual term on April 30, 2024.
(22)One-fourth of the total options granted vested on August 15, 2019, and an additional 1/48th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(23)Mr. Hinge resigned as our Senior Vice President, Chief Supply Officer effective on May 19, 2023. As of March 31, 2024, Mr. Hinge no longer holds any outstanding stock options or awards.

Option Exercises and Stock Vested Table
The following table provides information concerning the exercise of options (the "Option Awards") and the vesting of RSUs and PSUs (the "Stock Awards") in 2023 for each NEO as of December 31, 2023. Value realized on vesting of RSUs and PSUs is based on the fair market value of our Class A common stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect the proceeds received by the NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Nicholas Woodman	—	—	350,399	1,687,638
Brian McGee	—	—	141,586	806,010
Eve Saltman	—	—	78,771	440,827
Dean Jahnke	—	—	74,709	426,644
Kevin Hinge	—	—	63,349	353,865
Change in Control Arrangements with our Named Executive Officers
Arrangements with Mr. Woodman
Under his employment letter dated June 2, 2014, Mr. Woodman is eligible to receive severance payments and benefits upon a qualifying termination of employment, including a termination of employment in connection with a change in control of our company.
If Mr. Woodman’s employment is terminated by us for any reason other than cause or he resigns for good reason prior to a change in control of GoPro, he will be eligible to receive:
•a single lump sum payment equal to the sum of 12 months of his then-current base salary and target bonus (assuming a 150% achievement threshold);
•an additional payment equal to the pro-rata portion of his target bonus for the year of his termination of employment; and
•continuation of COBRA benefits for 12 months following his termination of employment (or if applicable law requires otherwise, a lump sum payment equal to that amount).
If Mr. Woodman’s employment is terminated by us for any reason other than cause or he resigns for good reason within 24 months following a change in control of GoPro, he will be eligible to receive:
•a single lump sum payment equal to the sum of 24 months of his then-current base salary and target bonus (assuming a 150% achievement threshold);
•an additional payment equal to the pro-rata portion of his target bonus for the year of his termination of employment;

•full accelerated vesting of all the shares of our common stock subject to his then-outstanding and unvested equity awards, if any; and
•continuation of benefits under COBRA for 18 months following his termination of employment (or if applicable law requires otherwise, a lump sum payment equal to that amount).
These payments and benefits are conditioned on Mr. Woodman’s execution and delivery of an irrevocable release and waiver of claims to us within the 60 days following his termination of employment.
Further, if we undergo a change in control, any payments that would be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code will be reduced so that Mr. Woodman retains, on an after-tax basis, the greatest amount of these payments.
Arrangements with our other NEOs
Our other NEOs are eligible to receive severance payments and benefits upon a qualifying termination of employment, including a termination of employment in connection with a change in control of our company.
Pursuant to their change in control and severance agreements, if employment is terminated by us for any reason other than for cause or a participant voluntarily resigns for good reason within the three-month period preceding or the 12-month period following a change in control of GoPro, each participant will be eligible to receive:
•12 months of his or her then-current base salary;
•100% of participant's target annual bonus;
•$3,000 per month for 12 months in lieu of employee benefits; and
•all of the shares of our common stock subject to each then-outstanding and unvested equity award held by the participant, including awards that would otherwise only vest upon satisfaction of performance criteria, will accelerate and become vested and exercisable in full immediately prior to participant's separation from service.
Further, if we undergo a change in control, any payments that would be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code will be reduced so that the participant retains, on an after-tax basis, the greatest amount of these payments. We have not agreed and are not otherwise obligated to provide any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Internal Revenue Code.
Estimated Benefits as of December 31, 2023

The following table sets forth the estimated payments and benefits that would be received by each of the NEOs upon a change in control of GoPro, upon a termination of employment without cause or following a resignation for good reason under our Executive Severance Policy, or in the event of a termination of employment without cause or following a resignation for good reason in connection with a change in control in GoPro under our Change in Control and Severance Policy. This table reflects amounts payable to each NEO assuming that his or her employment was terminated on December 31, 2023, and the change in control of the Company also occurred on that date. The closing market price per share of our Class A common stock on December 29, 2023, was $3.47.

	Change in Control		Termination of Employment No Change in Control					Termination of Employment Change in Control
Named Executive Officer	Accelerated Vesting of Equity Awards ($)(1)	Total ($)	Severance Payment ($)	Medical Benefits Continuation ($)		Accelerated Vesting of Equity Awards ($)(1)	Total ($)	Severance Payment ($)	Medical Benefits Continuation ($)		Accelerated Vesting of Equity Awards ($)(1)	Total ($)
Nicholas Woodman	—	—	1,700,000	37,512	(2)	—	1,737,512	2,550,000	56,268	(2)	1,781,751	4,388,019
Brian McGee	—	—	1,460,000	36,000		—	1,496,000	1,460,000	36,000		1,571,303	3,067,303
Eve Saltman	—	—	855,750	36,000		—	891,750	855,750	36,000		726,701	1,618,451
Dean Jahnke	—	—	786,625	36,000		—	822,625	786,625	36,000		700,770	1,523,395
(1)The value of the accelerated vesting of outstanding and unvested equity awards has been calculated based on the closing market price of our Class A common stock on Nasdaq on December 29, 2023, which was $3.47 per share, less, if applicable, the exercise price of each outstanding and unvested stock option. PSUs granted in 2021 subject to accelerated vesting upon a qualifying termination of 100% of eligible unvested shares reflect an upward adjustment to 129.2% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 02, 2022. PSUs granted in 2022 subject to accelerated vesting upon a qualifying termination of 100% of eligible unvested shares reflect a downward adjustment to 55.9% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 6, 2023. PSUs granted in 2023 subject to accelerated vesting upon a qualifying termination of 100% of eligible unvested shares reflect a downward adjustment to 51.11% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 08, 2024.

(2)This amount is cost of COBRA continuation based on Mr. Woodman's 2023 medical, dental and vision benefits costs.

CEO Pay Ratio
The annual total compensation of Mr. Woodman for 2023, as reported in the 2023 Summary Compensation Table, was $5,676,143. The annual total compensation of our median employee for 2023 was $232,186. Based on this information, for 2023, the ratio of the annual total compensation of Mr. Woodman to that of our median employee was approximately 24.4 to 1.
Calculation Methodology
We identified the employee with compensation at the median of the compensation of all our employees (the “median employee”) by considering our employee population as of December 31, 2023 (the “employee population determination date”). On the employee population determination date, we had 879 employees excluding our Chief Executive Officer of which 496 employees were based in the United States and 383 employees were located outside of the United States. We considered all individuals who were employed by us on a worldwide basis (including our consolidated subsidiaries) on the employee population determination date, whether employed on a full-time, part-time, seasonal or temporary basis, including employees on a partial-year leave of absence. The compensation measure used for purposes of identifying the median employee was based on earned salary or wages in 2023. In the case of foreign employees, total direct compensation also included “13th month pay” and any holiday allowance that was statutorily required to be paid as we view such compensation to be akin to earned salary or wages, and all amounts were converted to U.S. dollars using exchange rates in effect on the employee population determination date, without making any cost of living adjustments for employees outside of the United States. We also annualized the cash compensation of any permanent employees that were not employed by us for all of 2023. We believe our methodology represents a consistently applied compensation measure that strikes a balance between administrative burden and consistent treatment of the primary compensation components for our worldwide employee population.
After identifying our median employee, in calculating the annual total compensation of such employee, we used the same methodology we use to calculate the amount reported for our NEOs in the “Total” column of the 2023 Summary Compensation Table.
Pay Versus Performance
As is now required by Section 953(a) of the Dodd-Frank Wall Street , and Item 402(v) of Regulation S-K, we are disclosing the following information about the relationship between executive compensation actually paid and other measures of Company performance. The following disclosures are made in compliance with these rules; for additional information regarding our compensation philosophy, the structure of our compensation programs, how the Company’s aligns executive compensation with the Company’s performance, and compensation decisions made this year, refer to “Compensation Discussion and Analysis” section above.
The following tables provide information regarding the "Compensation Actually Paid" to our CEO and other NEOs (as a group) for the fiscal years 2023, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for CEO[1]	Compensation Actually Paid to CEO[2]	Average Summary Compensation Table Total for Non-CEO NEOs[3]	Average Compensation Actually Paid to Non-CEO NEOs[4]	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income (loss) (millions)[7]	Company Selected Performance Measure
					Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]		Revenue (millions)8
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$5,676,143	$2,797,277	$1,669,427	$934,379	$80	$215	$(53,183)	$1,005,459
2022	$4,791,144	$1,538,424	$1,649,756	$1,156,260	$115	$170	$28,847	$1,093,541
2021	$5,110,365	$4,050,910	$1,754,293	$1,373,659	$238	$188	$371,171	$1,161,084
2020	$3,175,695	$6,330,073	$1,485,734	$1,010,284	$191	$150	$(66,783)	$891,925

1 The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Woodman (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “2023 Summary Compensation Table” above for additional information.

2 The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Woodman, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Woodman during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Woodman’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
2023	$5,676,143	$(4,239,108)	$1,360,242	—	—	$2,797,277
2022	$4,791,144	$(3,615,355)	$362,635	—	—	$1,538,424
2021	$5,110,365	$(3,121,199)	$2,061,744	—	—	$4,050,910
2020	$3,175,695	$(2,934,573)	$6,088,951	—	—	$6,330,073

a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

b.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. We approached the determination of fair value in the same manner as we have historically determined fair value under ASC 718, using valuation assumptions and methods/models that are generally consistent with those used to determine fair value at grant under US GAAP.

The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$2,540,536	$(590,578)	$—	$(589,716)	$—	$—	$1,360,242
2022	$2,069,479	$(876,836)	$—	$(830,008)	$—	$—	$362,635
2021	$4,068,213	$(860,784)	$—	$(1,145,685)	$—	$—	$2,061,744
2020	$5,955,456	$903,942	$—	$(770,447)	$—	$—	$6,088,951

c.The Company does not have any pension benefits so there are no service costs to report.

d.The Company does not have any pension benefits so there are no adjustments to report.

3 The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Woodman, who has served as our CEO since 2004) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Woodman) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Brian McGee, Eve Saltman, Dean Jahnke and Kevin Hinge; (ii) for 2022, Brian McGee, Eve Saltman, Kevin Hinge and Dean Jahnke; (iii) for 2021, Brian McGee, Aimée Lapic, Eve Saltman and Dean Jahnke; and (iv) for 2020, Brian McGee, Eve Saltman, Dean Jahnke and Aimée Lapic.

4 The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Woodman), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Woodman) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Woodman) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards(a)	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,669,427	$(956,382)	$221,334	$—	$—	$934,379
2022	$1,649,756	$(494,141)	$645	$—	$—	$1,156,260
2021	$1,754,293	$(407,773)	$27,139	$—	$—	$1,373,659
2020	$1,485,734	$(534,250)	$58,800	$—	$—	$1,010,284

a.The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$573,169	$(191,685)	$—	$(18,413)	$(141,737)	$—	$221,334
2022	$13,340	$(11,139)	$—	$(1,556)	$—	$—	$645
2021	$17,732	$8,209	$—	$1,198	$—	$—	$27,139
2020	$48,977	$11,502	$—	$(1,679)	$—	$—	$58,800

b.Pension Benefits

The Company does not have any pension benefits so this table is not applicable.

5 Represents the cumulative total shareholder return (TSR) of GoPro, Inc. for the measurement periods ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively. The comparison assumes $100 was invested on December 31, 2019 in our common stock.

6 Peer TSR represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer TSR for each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested into the peer group on December 31, 2019. The peer group used for this purpose is the Company’s compensation peer group as disclosed in the “Compensation Discussion & Analysis” sections of each of our 2024, 2023, 2022 and 2021 Annual Proxy Statements, respectively. For peers who were not yet publicly traded as of December 31, 2019, the calculation assumes investment of $100 into the peer as of the first date the peer began trading as a public company. The exclusion of certain peers for this analysis is due to these companies being acquired. The Company updated its peer group in 2023 to create a better alignment between GoPro and its peer group with respect to key financial criteria and companies in comparable industries. If the peer group would have remained unchanged, the cumulative peer Total Shareholder Return in 2023 would have been $218, (compared to the $215 for the 2023 current peer group). Peer TSR for 2021 is $170, compared to $171 as disclosed in our 2023 Annual Proxy Statement. This is due to a change in the methodology used to calculate total shareholder return and we have updated our calculation methodology on a go-forward basis.

7 The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8 Revenue is as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 9, 2024. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures

As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Revenue
•Pre-tax Profit/Loss
•Subscriptions

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program utilizes several performance measures to align executive compensation with Company performance, which are not all presented in the Pay versus Performance table. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid ("CAP") to Mr. Woodman and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Woodman) is aligned with the Company’s cumulative TSR over the four years presented in the table. The alignment of compensation actually paid to the Company’s cumulative TSR over the period presented is due to a significant portion of compensation actually paid to Mr. Woodman and to the other NEOs is comprised of equity awards. As described in more detail in the section “Compensation Discussion and Analysis,” the Company targets that approximately 60% of the value of total compensation awarded to the NEOs is to be comprised of equity awards, including RSUs, PSUs and stock options.

* Cumulative TSR of the Company vs. Cumulative TSR of the Peer Group: The Company's cumulative TSR was $80 for the four year period ending December 31, 2023, which was less than the Peer Group TSR of $215 for the same period.

Compensation Actually Paid and Net Income

As demonstrated by the following table, the CAP to Mr. Woodman and the average CAP to the Company’s NEOs as a group (excluding Mr. Woodman) is generally aligned with the Company’s net income over the four years presented in the table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Adjusted EBITDA, which the Company does use for setting goals in the Company’s Executive Bonus Program and the PSUs that are awarded to the NEOs. As described in more detail in the section “Compensation Discussion and Analysis,” the

Company targets that approximately 18% of the value of total compensation awarded to the NEOs consists of amounts determined under the Company's Executive Bonus Program.

Compensation Actually Paid and Revenue

As demonstrated by the following graph, the CAP to Mr. Woodman and the average CAP to the Company’s NEOs as a group (excluding Mr. Woodman) is generally aligned with the Company's revenue over the four years presented in the table. As described above, revenue is disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 9, 2024. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes revenue when setting goals in the Company’s Executive Bonus Program. As described in more detail in the section “Compensation Discussion and Analysis,” the Company targets that approximately 18% of the value of total compensation awarded to the NEOs consists of amounts determined under the Company Executive Bonus Program.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2023, with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued. As of December 31, 2023, other than as described below, no equity securities were authorized for issuance under equity compensation plans not approved by shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities) Reflected in Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	15,619,200(3)	8.4323	27,328,622(3)(4)
Total	15,619,200	8.4323	27,328,622
(1)Includes our 2010 Plan and our 2014 Plan. In June 2023 stockholders approved the GoPro, Inc. 2024 Equity Incentive Plan ("2024 Plan") which became active effective February 15, 2024, and all equity grants on or following February 15, 2024, were awarded under and governed by the 2024 Plan. No shares were issued under our 2024 Plan as of December 31, 2023. Excludes purchase rights accruing under our 2014 Employee Stock Purchase Plan and 2024 Employee Stock Purchase Plan
(2)The weighted-average exercise price is based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued in connection with the settlement of outstanding RSUs or PSUs, which have no exercise price.
(3)There are no shares of common stock available for issuance under our 2010 Plan, but that plan continues to govern the terms of outstanding options or awards granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2010 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2014 Plan. As of the effective date of the 2024 Plan (February 15, 2024), the 2014 Plan expired and there will not be any shares of common stock available for issuance under the 2014 Plan on/after that date, but the 2014 Plan will continue to govern the terms of outstanding options or awards granted thereunder. Of the 27,328,622 shares noted above as Available for Future Issuance, 25,000,000 of these shares will roll into the 2024 Plan giving the 2024 Plan a total allocation of 25,000,000 shares at inception. Any remaining shares above the 25,000,000 total under the 2014 Plan will expire on February 15, 2024 and will not roll into the 2024 Plan.
(4)As noted in footnote (1), above, this table does not include rights accruing under our 2014 Employee Stock Purchase Plan ("2014 ESPP") or 2024 Employee Stock Purchase Plan ("2024 ESPP"). In June 2023 stockholders approved the GoPro, Inc. 2024 Employee Stock Purchase Plan, which became active effective February 15, 2024, and all purchase rights granted on or following February 15, 2024, were awarded under and governed by the 2024 ESPP. As of the effective date of the 2024 ESPP (February 15, 2024), the 2014 ESPP expired and there will not be any shares of common stock available for issuance under the 2014 ESPP after that date. As of December 31, 2023, there were 10,712,354 shares available under the 2014 ESPP. No purchase rights for Class A common stock were available for issuance under the 2024 ESPP as of December 31, 2023. Of the 2014 ESPP shares (10,712,354), 10,060,674 shares will roll into the 2024 ESPP giving the 2024 ESPP a total allocation of 10,060,674 shares at inception. Any remaining shares above the 10,060,674 total under the 2014 ESPP will expire on February 15, 2024 and will not roll into the 2024 ESPP.

RELATED PARTY TRANSACTIONS
Pursuant to the Audit Committee charter, the Audit Committee has oversight responsibility to review, approve or disapprove any related party transaction. Excluding executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1 – Election of Directors – Director Compensation,” related party transactions are transactions, arrangements or relationships between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person is determined to have, have had, or expects to have a direct or indirect material interest or transactions, arrangements or relationships that would cast into doubt the independence of a director, would present the appearance of a conflict of interest between the Company and the related person or is otherwise prohibited by law, rule or regulation. Since January 1, 2023, the Company has not been a party to any transaction in which:
•    we have been or are to be a participant;
•    the amount involved exceeds $120,000; and
•    any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.
Offer Letters and Change In Control Agreements
We have entered into offer letters and change in control severance agreements with our executive officers that, among other things, provide for severance and change in control benefits. See “Executive Compensation – Employment, Severance and Change in Control Agreements” for information about these agreements.
Indemnification of Directors and Officers
We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements and our Restated Certificate of Incorporation and amended and restated bylaws provide for indemnification of each of our directors to the fullest extent permitted by Delaware law.
Review, Approval or Ratification of Transactions with Related Parties
Our Corporate Governance Guidelines and our Related Party Transactions policy requires that any transaction with a related party that must be reported under applicable rules of the SEC (other than compensation-related matters), must be reviewed and approved or ratified by our Audit Committee (other than transactions that are subject to review by our Board as a whole or any other committee of our board of directors). In approving or rejecting any such proposal, our Audit Committee will consider the relevant and available facts and circumstances, including, but not limited to, the extent of the related person’s interest in the transactions, the material facts of the proposed transaction, including the proposed aggregate value of such transaction and whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

Other Transactions

None.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.
The Audit Committee of our Board is composed of four independent outside directors. The Audit Committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited financial statements for the year ended December 31, 2023. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to AS No. 1301 “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from GoPro.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the Securities and Exchange Commission.
Submitted by the Audit Committee
Kenneth Goldman, Chair
Peter Gotcher
Shaz Kahng
Alexander Lurie

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our bylaws provide that, for stockholder nominations to the board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at GoPro, Inc., 3025 Clearview Way, San Mateo, California 94402, Attn: Chief Legal Officer & Corporate Secretary.
To be timely for the 2025 annual stockholder meeting (the “2025 Annual Meeting”) a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. (Pacific Time) on February 19, 2025 and not later than 5:00 p.m. (Pacific Time) on March 21, 2025. A stockholder’s notice to the Secretary must set forth each matter the stockholder proposes to bring before the annual meeting and the information required by our bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 Annual Meeting must be received by the Secretary no later than December 24, 2024 in order to be considered for inclusion in our proxy materials for that annual meeting. Stockholders are advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and nominations.
In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Stockholder's Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2025.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2023.
Available Information
GoPro will mail without charge, upon written request, a copy of GoPro’s Annual Report, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
GoPro, Inc.
3025 Clearview Way
San Mateo, California 94402
Attn: Investor Relations
“Householding” — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are GoPro stockholders will be “householding” our Annual Report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions by calling 1-866-540-7095 or writing to: Broadridge House Holding Department, 51 Mercedes Way, Edgewood, NY 11717.
Upon written or oral request, GoPro will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials, you may write GoPro’s Investor Relations department at 3025 Clearview Way, San Mateo, California 94402, Attn: Investor Relations.
Any stockholders who share the same address and currently receive multiple copies of GoPro’s Notice of Internet Availability or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or GoPro’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
The Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A
GOPRO, INC. CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION

GoPro, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies that:

1.    Article VIII of the Restated Certificate of Incorporation of the Company is amended and restated in its entirety to read as follows:

ARTICLE VIII: DIRECTOR AND OFFICER LIABILITY

1.Limitation of Liability. To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such an exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as presently in effect or as the same may hereafter be amended. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2.Change in Rights. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

2.    The foregoing Certificate of Amendment has been duly approved by the required vote of the stockholders in accordance with Section 228 of the Delaware General Corporation Law and has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

[Remainder of Page Intentionally Left Blank]
A-1

The Company has caused this Certificate to be executed by a duly authorized officer of the Company on the date set forth below.

Executed on __________, 2024.

GOPRO, INC.

By:
Name:
Title:

A-2

APPENDIX B

Reconciliation of GAAP to Non-GAAP Financial Measures

We report diluted net income (loss) per share in accordance with United States generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, we report non-GAAP adjusted EBITDA. We use non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:

•adjusted EBITDA does not reflect tax payments that reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, manufacturing consolidation charges, facilities consolidation charges recorded in connection with restructuring actions, including right-of-use asset impairment charges (if applicable), and the related ongoing operating lease cost of those facilities recorded under ASC 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes any gain or loss on the extinguishment of debt because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains and losses vary;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation;
•non-GAAP net income (loss) includes income tax adjustments. We utilize a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above;
•GAAP and non-GAAP net income (loss) per share includes the dilutive, tax effected cash interest expense associated with our 2022 Notes and 2025 Notes in periods of net income, as if converted at the beginning of the period in connection with the adoption of ASU 2020-06 on January 1, 2022; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

The following table presents a reconciliation of net loss to adjusted EBITDA:

(in thousands)	Year ended December 31, 2023
GAAP net loss	$(53,183)
Income tax benefit	(14,550)
Interest income, net	(5,233)
Depreciation and amortization	6,160
POP display amortization	2,015
Stock-based compensation	41,479
Gain on extinguishment of debt	(3,092)
Restructuring and other costs	(913)
Adjusted EBITDA	$(27,317)

The following table presents a reconciliation of net loss to non-GAAP net loss:

(in thousands)	Year ended December 31, 2023
GAAP net loss	$(53,183)
Stock-based compensation	41,479
Acquisition-related costs	822
Restructuring and other costs	(913)
Gain on extinguishment of debt	(3,092)
Income tax adjustments	(16,248)
Non-GAAP net loss	$(31,135)

GAAP diluted net loss per share	$(0.35)
Non-GAAP diluted net loss per share	$(0.20)

GAAP and non-GAAP shares for diluted net loss per share	153,348

GOPRO, INC.
3025 CLEARVIEW WAY
SAN MATEO, CA 94402-3709

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 3, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GPRO2024**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 3, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. In order to have the shares voted, your instructions must be received no later than June 3, 2024 by 11:59 P.M. Eastern Time.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34167-P06299

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOPRO, INC.

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Nicholas Woodman
02) Tyrone Ahmad-Taylor
03) Kenneth Goldman
04) Peter Gotcher
05) Shaz Kahng
06) Alexander Lurie
07) Susan Lyne

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) in this document. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V34168-P06299

GOPRO, INC.
Annual Meeting of Stockholders
June 4, 2024 11:30 AM, PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Nicholas Woodman and Brian McGee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GOPRO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM, PDT on June 4, 2024, at www.virtualshareholdermeeting.com/GPRO2024 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side